UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

☒ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date:	Time:	Place:
May 23, 2017	11:00 a.m.	Virtual meeting; please visit www.virtualshareholdermeeting.com/STL2017

April 13, 2017

Dear Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of Sterling Bancorp (the “Company”) will be held on Tuesday, May 23, 2017, at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/STL2017. A secure control number that will allow you to attend the meeting electronically can be found on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials.

Whether or not you plan to participate in the meeting, the Board of Directors strongly encourages you to review the enclosed information and vote your shares. Your vote is important.

The Company’s performance during 2016 was highlighted by significant accomplishments that reflect our commitment to enhancing stockholder value. The Company continued making progress in its strategy of building a high performing regional bank that delivers strong growth and profitability. The Board of Directors of the Company (the “Board”) believes that the Company’s executive compensation and corporate governance policies will contribute to the Company’s ability to generate strong operating and financial performance and deliver short-term and long-term value for stockholders.

 Recent 2017 Highlights

➢	Announcement of Astoria Merger. On March 6, 2017, the Company signed a definitive agreement to merge with Astoria Financial Corporation (“Astoria”) (NYSE: AF) (the “Astoria Merger”), a transaction valued at approximately $2.2 billion. The Company will be the surviving entity in the merger. The resulting institution will be the sixth largest regional financial institution in our market in terms of deposits, and will have approximately $29 billion in assets, $20 billion in loans and $19 billion in deposits, with a diversified commercial and consumer banking focus, solid capital foundation, and a broad footprint in a dynamic and growing marketplace. The Astoria Merger is anticipated to close by the end of the fourth calendar quarter of 2017.

 Highlights for the Year Ended December 31, 2016

➢	November 2016 Common Equity Capital Raise. On November 22, 2016, the Company issued 4,370,000 shares of our common stock in a public offering at $20.95 per share. The Company received proceeds net of underwriting discounts, commissions and expenses of $91.0 million. The net proceeds were used for general corporate purposes and to support growth in earning assets, including loan originations and purchase of investment securities.

➢	Acquisition of Restaurant Franchise Financing Loan Portfolio. On September 9, 2016, the Company, through Sterling National Bank (the “Bank”), acquired a restaurant franchise financing loan portfolio from GE Capital with an unpaid principal balance of approximately $169.8 million. Total cash paid for the portfolio was $163.3 million, which included a discount to the balance of gross loans receivable of 4.00%, or $6.8 million, plus accrued interest receivable.

➢	Acquisition of NewStar Business Credit LLC. On March 31, 2016, the Company, through the Bank, acquired 100% of the outstanding equity interests of NewStar Business Credit LLC (“NewStar”) (the “NewStar Acquisition”). NewStar’s loans had a fair value of $320.4 million on the acquisition date. The purchase price included a premium on the balance of gross loans receivable acquired of 5.90%, or $18.9 million. The NewStar Acquisition was an all-cash transaction with a transaction value of

2

$346.7 million, which doubled the size of our asset-based lending portfolio and expanded the geographic footprint of our asset-based lending business.

➢	Consolidations and Divestitures. On August 12, 2016 and November 10, 2016, respectively, we divested our residential mortgage originations business and our trust division, which were not part of the Company’s core business plan and strategy.

➢	Subordinated Note Offerings. On March 29, 2016, the Bank issued $110.0 million aggregate principal amount of 5.25% fixed-to-floating rate subordinated notes due 2026 (the “Subordinated Notes”) through a private placement at an underwriter discount of 1.25%. The Bank received proceeds from the Subordinated Notes offering, net of underwriting discounts, commissions and expenses, of approximately $108.0 million. Subsequently, on September 2, 2016, the Bank reopened the Subordinated Notes offering and issued an additional $65.0 million aggregate principal amount of Subordinated Notes. The Subordinated Notes issued September 2, 2016 have identical terms to (other than settlement date and offering price), are fully fungible with, rank equally in right of payment with, and form a single series with, the Subordinated Notes.

➢	Integration of HVHC. During 2016, the Company completed the full integration of Hudson Valley Holding Corp. (“HVHC”), a stock-for-stock transaction valued at $566.3 million based on the closing price of our common stock on June 29, 2015 (the “HVB Merger”).

➢	2016 Growth Results. For the year ended December 31, 2016, net income was $140.0 million, or $1.07 per diluted common share, compared to net income of $66.1 million, or $0.60 per diluted common share, for 2015. At December 31, 2016, total assets were $14.2 billion, total loans were $9.5 billion and total deposits were $10.1 billion.

 Corporate Governance

The Board is committed to operating the Company in a manner aligned with our stockholders’ interests. The Board believes that our proposals are in conformity with best governance practices. In 2015, the Company voluntarily proposed to its stockholders that the Board become “de-staggered,” such that now all of our Directors serve for a one (1)-year term with each Director up for election annually.

On January 24, 2017, the Company amended and restated its Bylaws to establish a mandatory retirement age of 75 for Board members, to be effective immediately. At the upcoming 2017 annual meeting, five (5) of the Company’s directors will not stand for re-election, four (4) of whom have voluntarily resigned in order to comply with the new mandatory retirement policy. Accordingly, the Board has taken action to reduce the size of the Board to eleven (11) members, effective immediately prior to the time of the 2017 Annual Meeting.

Upon the closing of the Astoria Merger (as set out in the terms of the Astoria Merger agreement), four (4) members from the former Astoria Board of Directors will join our Board.

 Stockholder Engagement

The Company values its relationship with its stockholders and has expanded its engagement with investors. The Company executives regularly attend investor conferences and hold regular meetings with investors. We have met with many of our institutional investors and prospective investors. We have benefited from this open dialogue and look forward to continuing this communication as we move forward.

Along with our Board of Directors, we wish to thank our stockholders for their continued interest and support. We also wish to thank the entire Sterling Bancorp team, as well, for their hard work and commitment in positioning the Company for even better performance going forward.

3

Record date: You can vote if you were a stockholder of record on March 30, 2017.

This notice of Annual Meeting, proxy statement, and form of proxy are being distributed and made available on or about April 13, 2017.

Sincerely,

Louis J. Cappelli	Jack L. Kopnisky
Chairman	President and Chief Executive Officer

4

400 Rella Boulevard, Montebello, New York 10901

(845) 369-8040

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 23, 2017

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Sterling Bancorp (the “Company”) will be held on Tuesday, May 23, 2017, at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to participate in the 2017 Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/STL2017. Be sure to have your 16-digit control number to enter the virtual meeting.

The Annual Meeting is for the purpose of considering and acting upon the:

1.	Election of eleven (11) Directors for a one (1) year term until their successors are elected and qualified;

2.	Approval, by advisory (non-binding) vote, of the compensation of the named executive officers (“Say-on-Pay vote”);

3.	Approval, by advisory (non-binding) vote, on the frequency of the stockholder Say-on-Pay vote on executive compensation in the future (e.g., to occur every one, two or three years);

4.	Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the year ending December 31, 2017; and

5.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

IN THE CASE OF PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE. FOR PROPOSALS 2 AND 4, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS. IN THE CASE OF PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FUTURE ADVISORY (NON-BINDING) SAY-ON-PAY VOTE TO OCCUR ON AN “ANNUAL” FREQUENCY, WITH THE REASONS FOR EACH SUCH RECOMMENDATION DESCRIBED IN THE PROXY STATEMENT.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 30, 2017 are the stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof.

On or about April 13, 2017, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on March 30, 2017, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including our Proxy Statement and our 2016 Annual Report, including our Annual Report on Form 10-K for the year ended December 31, 2016. The Notice also contains instructions on how to request a paper copy of the proxy materials.

5

You have three options for submitting your vote before the 2017 Annual Meeting:

• Internet through computer or mobile device such as a tablet or smart phone; • Phone; or • Mail.

Please vote as soon as possible to record your vote promptly, even if you plan to attend the 2017 Annual Meeting on the Internet.

By Order of the Board of Directors

June Ann Byrnes
Corporate Secretary
Montebello, New York
April 13, 2017

IMPORTANT: THE PROMPT RETURN OF PROXIES OR VOTE BY INTERNET OR

TELEPHONE WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

6

GUIDE TO VOTING MATTERS

Our stockholders are being asked to vote on the following matters at our 2017 Annual Meeting:

PROPOSAL	OUR BOARD’S RECOMMENDATION	VOTES REQUIRED FOR APPROVAL

Proposal I. Election of Directors (page 4)

Our Board is currently comprised of sixteen (16) Directors, five (5) of whom will not stand for reelection at the 2017 Annual Meeting. In connection with such anticipated resignations, the Board has taken action to reduce the size of the Board to eleven (11) members effective immediately prior to the time of the 2017 Annual Meeting.

The Board believes that the selected eleven (11) Director nominees possess the necessary qualifications, skills and experiences to continue to contribute to an effective and well-functioning Board and that, individually and as a whole, the Director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

	FOR EACH DIRECTOR NOMINEE	Plurality of the votes entitled to be cast in the election of directors is required to ratify the election of all proposed eleven (11) directors to the Company’s Board.

Proposal II. Advisory Vote to Approve Executive Compensation (“Say-on-Pay”) (page 12)

The Company has designed its compensation program to provide a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain meaningful stock ownership in the Company. The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 24 and the Compensation Tables section beginning on 29. The Board and the Compensation Committee will take into account the outcome of the Say-on-Pay advisory vote when considering future executive compensation decisions.

	FOR	Advisory (non-binding) vote; affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, is required to approve the compensation proposal for the Company’s named executive officers.

Proposal III. Advisory Vote to Approve the Frequency of Holding Future Say-on-Pay Advisory Votes on Executive Compensation (page 13)

Under Securities and Exchange Commission rules, every six (6) years stockholders are entitled to select whether to hold the Say-on-Pay vote on executive compensation every one (1), two (2) or three (3) years. The Board recommends that the Say-on-Pay vote on executive compensation be presented to stockholders on an annual basis, consistent with our stockholders’ preference expressed at the 2011 Annual Meeting, when the Say-on-Frequency vote on executive compensation was last conducted. As such, the Company seeks a non-binding advisory vote from its stockholders to approve that the frequency of the Say-on-Pay vote on executive compensation continue to occur annually until the next Say-on-Frequency vote, which shall take place at the Annual Meeting in 2023. While we intend to carefully consider the results of this proposal, the Say-on-Frequency vote is advisory in nature and therefore not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this Say-on-Frequency vote when deciding upon the frequency of the stockholder Say-on Pay vote on executive compensation.

	ANNUAL FREQUENCY	Advisory (non-binding) vote; affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, is required to set a one, two or three year interval between stockholder Say-on-Pay votes. If none of the frequency intervals receives a majority vote, the Company will consider the frequency (e.g., every one (1), two (2) or three (3) years) that receives the highest number of votes by stockholders to be the frequency that has been approved by the Company’s stockholders.

7

PROPOSAL	OUR BOARD’S RECOMMENDATION	VOTES REQUIRED FOR APPROVAL

Proposal IV. Ratification of the Appointment of Crowe Horwath LLP as Independent Auditors (page 14)

The Audit Committee has appointed Crowe Horwath LLP to serve as our independent auditors for the year ending December 31, 2017. The Audit Committee and the Board believe that the continued retention of Crowe Horwath LLP to serve as our independent auditors is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent auditors.

	FOR	Affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, is required to approve the ratification of Crowe Horwath LLP as the Company’s independent auditors for the year ending December 31, 2017.

8

i

ii

Advance Notice of Business to be Conducted at an Annual Meeting	59

OTHER MATTERS	59

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS	59

MISCELLANEOUS	60

ANNEX A	A-1

GAAP Reconciliation	A-1

iii

VOTING AND MEETING INFORMATION

PROXY STATEMENT
Sterling Bancorp
400 Rella Boulevard
Montebello, New York 10901
(845) 369-8040
ANNUAL MEETING OF STOCKHOLDERS May 23, 2017

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Sterling Bancorp (“Sterling” or the “Company”) to be used at the annual meeting of stockholders (the “Annual Meeting”), which will be held on May 23, 2017, at 11:00 a.m. Eastern Time, and all adjournments and postponements of the Annual Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about April 13, 2017.

CHAIRMAN OF BOARD AND BOARD MEMBER TRANSITIONS

➢	At the upcoming 2017 Annual Meeting, five (5) of the Company’s directors will not stand for re-election, four (4) of whom have voluntarily resigned in order to comply with the Company’s new mandatory retirement policy. Specifically, Directors Robert Abrams, Louis Cappelli, William Helmer, John Millman and Craig Thompson will be resigning from their respective Board and Committee memberships. The Board thanks each of these Directors for their many contributions to the Company and for their many years of service on the Board.

➢	In connection with the above anticipated resignations, the Board has taken action to reduce the size of the Board to eleven (11) members effective immediately prior to the time of the 2017 Annual Meeting.

➢	Mr. Louis J. Cappelli will also resign from his position as Chairman of the Board, and he will be replaced by current Director Richard O’Toole, who will serve as Chairman of the Board, assuming approval of his election by the Company’s stockholders on the Annual Meeting date. The Board thanks Mr. Cappelli for his many years of service to the Board as its Chairman.

ANNOUNCEMENT OF MERGER WITH ASTORIA FINANCIAL CORPORATION

The Company entered into a definitive merger agreement with Astoria Financial Corporation (NYSE: AF) (“Astoria”) as of March 6, 2017, expected to be completed in the fourth (4th) quarter of 2017 (the “Astoria Merger”). The Astoria Merger will create a high performing regional bank with a diversified business mix serving the needs and business owners and consumers in the greater New York City metropolitan area. The surviving entity will be Sterling Bancorp and upon completion of the Astoria Merger, the Company will have $29 billion in assets, $20 billion in loans and $19 billion in deposits. In addition, four (4) former Astoria Directors will join the Company’s Board, effective at the time of closing the transaction.

STOCKHOLDERS ENTITLED TO VOTE

Holders of record of Sterling’s shares of common stock, par value $0.01 per share, as of the close of business on March 30, 2017 (the “Record Date”), are entitled to one (1) vote for each share then held. As of the Record Date, there were 135,603,346 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Stockholders who log on to our virtual meeting of stockholders with their 16-digit control number are considered present in person.

1

VOTING AND MEETING INFORMATION

INTERNET AVAILABILITY OF PROXY MATERIALS

We are making this Proxy Statement and our 2016 Annual Report to Stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017 (the “2016 Annual Report”), available to our stockholders primarily via the Internet.

On or about April 13, 2017, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and the 2016 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet, by telephone or by mail. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting, and conserve natural resources. However, if you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to review these materials via e-mail unless you elect otherwise.

PARTICIPATING IN THE ANNUAL MEETING

Sterling will host its Annual Meeting live via the Internet. A summary of the information you need to participate in the Annual Meeting online is provided below:

➢	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/STL2017.
➢	Webcast starts at 11:00 a.m. Eastern Time.
➢	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.
➢	Please have your 16-digit control number to enter the Annual Meeting.
➢	Information on how to attend and participate via the Internet is posted at www.virtualshareholdermeeting.com/STL2017.
➢	Webcast replay of the Annual Meeting will be available for one year after the meeting date on the Company’s website at www.sterlingbancorp.com.

VOTING PROCEDURES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments and postponements thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” each of the nominees in proposal 1, “FOR” proposals II and IV set forth in this Proxy Statement and upon the transaction of such other business as may properly come before the Annual Meeting in the discretion of the persons appointed as proxies. In the case of proposal III, where no instructions are indicated, validly executed proxies will be voted for the future advisory (non-binding) Say-on-Pay vote to occur on an “ANNUAL” frequency. Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

Brokers holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.”  Your broker is entitled to vote your shares on the “routine” matter of ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker. Each of the other proposals is considered a “non-routine” matter.

As to the election of Directors, the proxy card being provided by the Board enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those

2

VOTING AND MEETING INFORMATION

Directors you have listed. Nominees are elected by a plurality of votes cast. Proxies in which the authority to vote for the nominees being proposed is withheld and broker non-votes will not affect the outcome of the vote.

As to the Say-on-Pay vote, in this advisory (non-binding) vote, the proxy card being provided by the Board enables a stockholder to vote for the approval of the Company’s executive compensation, the compensation tables and narrative discussions of named executive officer compensation in this Proxy Statement. If this proposal receives a majority of the votes cast, then it will be considered approved. This vote is advisory and not binding on the Company, the Board or the Compensation Committee. As a result, the Board may decide that it is in the best interests of the Company and its stockholders to maintain the Company’s executive compensation, even if it is not approved by stockholders.

As to the frequency of the Say-on-Pay vote, in this advisory (non-binding) vote, the proxy card being provided by the Board enables a stockholder to vote for a one-, two- or three-year interval, or to ABSTAIN from voting. If none of the frequency intervals receives a majority vote, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been approved by Company stockholders. However, because this vote is advisory and not binding on the Company, the Board or the Compensation Committee, the Board may decide that it is in the best interests of the Company and its stockholders to hold the Say-on-Pay advisory vote on executive compensation less frequently than the option approved by the Company’s stockholders.

Each stockholder, whether or not he or she plans to participate in the Annual Meeting, is requested to vote electronically via the Internet or by telephone. If you receive a paper copy of the proxy materials, please sign, date and return the accompanying proxy card without delay in the postage-paid envelope provided. Any proxy given by the stockholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the Corporate Secretary of Sterling a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the Annual Meeting may revoke his or her proxy and vote electronically on each matter brought before the Annual Meeting. Stockholders who log on to our virtual meeting of stockholders with their 16-digit control number are considered present in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote at the Annual Meeting.

PARTICIPATION IN THE 401(K) PLAN

Effective May 1, 2016, the Hudson Valley Bank N.A. 401(k) Savings Plan (the “HVB 401(k) Plan”) was frozen and the employees who formerly participated in the HVB 401(k) Plan became eligible to participate in the Sterling National Bank 401(k) and Profit Sharing Plan (the “Sterling 401(k) Plan”). The frozen HVB 401(k) Plan was merged into the Sterling 401(k) Plan on October 1, 2016. To the extent the Sterling 401(k) Plan holds in trust shares of common stock of the Company, the plan trustee votes the shares allocated to participants in accordance with their instructions. When no voting instructions have been received, the trustee will vote the shares allocated to your account in the same proportion as the shares for which the trustee received timely voting instructions.

PRINCIPAL HOLDERS

In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who, individually or together with their affiliates and any other person with whom they or their affiliates are acting in concert, beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board to implement and apply the limit. The Company is not aware of any beneficial holder of 10% or more of the Company’s common stock as of the record date.

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Sterling and the Securities and Exchange Commission (“SEC”) regarding such ownership. See page 15, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” for our 5% or more beneficial owners as of March 30, 2017.

3

PROPOSAL I – ELECTION OF DIRECTORS

PROPOSAL I — ELECTION OF DIRECTORS

The Company voluntarily proposed to its stockholders to eliminate staggered terms for Directors at its 2015 Annual Meeting and now requires the annual election of all Directors. The Board currently consists of sixteen (16) members, each of whom serves a one-year term which will expire May 23, 2017, at our 2017 Annual Meeting.

On January 24, 2017, the Company amended and restated its Bylaws to establish a mandatory retirement age of 75 for Board members, effective immediately. Accordingly, at the upcoming 2017 annual meeting, five (5) of the Company’s directors will not stand for re-election, four (4) of whom have voluntarily resigned in order to comply with the new mandatory retirement policy. In connection with such anticipated resignations, the Board has taken action to reduce the size of the Board to eleven (11) members, effective immediately prior to the time of the 2017 Annual Meeting.

The Company’s Board size will later be increased upon the closing of the Astoria Merger, anticipated in the fourth quarter of 2017, and the related appointment of four (4) former Astoria Board members to the Company’s Board.

Each Director-nominee (“nominee”) has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of Directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve. The nominees will be elected by a plurality of the votes entitled to be cast at the Annual Meeting. A plurality is generally defined as the excess of the votes cast in favor of a Director nominee over those cast in favor of any other nominee. You may vote for up to the number of nominees named, and the nominees receiving the largest number of “FOR” votes will be elected to the Director positions to be filled. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected. See page 19, “Nominating and Corporate Governance Committee.”

The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) has nominated the following persons to serve as Directors for a one (1) year term until the 2018 Annual Meeting:

➢ John P. Cahill ➢ James F. Deutsch ➢ Navy E. Djonovic	➢ Fernando Ferrer ➢ Thomas G. Kahn ➢ Jack Kopnisky	➢ James J. Landy ➢ Robert W. Lazar ➢ Richard O’Toole	➢ Burt Steinberg ➢ William E. Whiston

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS DIRECTOR.

OUR BOARD OF DIRECTORS

Set forth below are the nominees, their ages and their positions with Sterling, and the length of their directorship. Each nominee’s current term expires as of May 23, 2017 at our 2017 Annual Meeting. If re-elected at the 2017 Annual Meeting, each nominee’s term will expire at the 2018 Annual Meeting. Depending on when/how each Director joined the Company, his or her “length of directorship” may commence prior to either the closing of the October 2013 merger (the “Provident Merger”) of Sterling Bancorp (“Legacy Sterling”) with and into Provident New York Bancorp (“Legacy Provident”), whereby Provident Bank (“Legacy Provident Bank”) converted into a national bank charter, and Legacy Provident and Legacy Provident Bank adopted the Sterling name, or the June 2015 merger of Hudson Valley Holding Corp. (“Legacy HVB”) with and into Sterling Bancorp (the “HVB Merger”).

The Company believes in servicing its shareholders through representation on the Board to ensure oversight of the Company as well as implementation of the strategic plan and business model. The Nominating and Corporate Governance Committee, on behalf of the entire Board, reviews not only the personal qualities and characteristics in a Board member or potential candidate, but also the individual’s diverse education, business and cultural background.

The following discussion includes the business experience for the past five (5) years for each of our nominees, as well as the qualifications that were the basis for the Board determinations that each nominee should serve on the Board.

4

PROPOSAL I – ELECTION OF DIRECTORS

JACK KOPNISKY, President & CEO, Not Independent

Age 61

Director since: 2011 Committees: Executive and Enterprise Risk Other current public company directorships: None Began Board service with Legacy Provident

RICHARD O’TOOLE, Chairman, Independent Director

Age 60

Director since: 2012 Committees: Compensation (Chairman) and Executive Other current public company directorships: Ladder Capital Corp. Began Board service with Legacy Provident

Career and Education Highlights:

•	President and CEO of Legacy Provident and Legacy Provident Bank and continues to hold these positions at the Company and the Bank (2011 to present)
•	CEO of SJB Escrow Corporation (2009 to 2011)
•	Partner at Mercatus LLC (2008 to 2009)
•	President and CEO of First Marblehead Corporation (2005 to 2008)
•	Served in a variety of leadership positions with KeyCorp and predecessor banks (1998 to 2005), including President, Consumer Banking Group; President of KeyBank USA and President of Retail Banking and President and Chief Executive Officer of Key Investment
•	B.A., Business Administration and Economics, Grove City College
•	Graduate, Stonier School of Banking
•	Weatherhead School of Executive Program, Case Western Reserve University

Career and Education Highlights:

•	The Related Companies, a real estate development and management company:

-   Executive Vice President (2008 to present)

-   General Counsel (2014 to present)

-   Consultant (2005 to 2008)

•	Partner at Paul Hastings Janofsky & Walker (2000 to 2005)
•	Board Member Equinox Holding Inc. (privately held) (2016 to present)
•	Board Member Motivate (privately held) (2015 to present)
•	Board Member, Ladder Capital Corp. (NYSE: LADR) (March 2017 to present)
•	B.A., St. John’s University
•	J.D., St. John’s University, School of Law
•	LL.M., New York University

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over `35 years of experience in the banking and financial services industry, including senior leadership positions as CEO, President, Director and Group Head of commercial banking, consumer finance, community development, private equity, brokerage and asset management businesses

➢ Strong leadership skills

➢ Strategic vision for future growth and continued success of the Company

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over 34 years of legal and merger and acquisition experience and knowledge of real estate and tax matters

➢ Familiarity with the market and communities in which the Bank does business

5

PROPOSAL I – ELECTION OF DIRECTORS

JOHN P. CAHILL, Independent Director

Age 58

Director since: 2011 Committees: Nominating & Corporate Governance (Chairman) and Compensation Other current public company directorships: None Began Board service with Legacy HVB

JAMES F. DEUTSCH, Independent Director

Age 61

Director since: 2012 Committees: Executive and Enterprise Risk (Chairman) Other current public company directorships: MBT Financial Corp. Began Board service with Legacy Provident

Career and Education Highlights:

•	Counsel at Chadbourne & Parke LLP (March 2007 to present)
•	Co-Founder and Principal of the Pataki-Cahill Group LLC, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs (March 2007 to present)
•	Served in various capacities in the administration of the Governor of New York George E. Pataki (from 1997 to 2006), including Secretary and Chief of Staff to the Governor (2002 to 2006)
•	Director, TBS International (2008 to 2012)
•	B.A., Fordham University
•	J.D., Pace University School of Law
•	LL.M., Pace University School of Law

Career and Education Highlights:

•	Managing Partner of Patriot Financial Partners, L.P. (“Patriot”) (April 2011 to present)
•	President, CEO and Director of Team Capital Bank, a community bank which operated in Pennsylvania (November 2004 to April 2011)
•	Director (including two years as Vice Chairman) of Atlantic Community Bankers Bank (2009 to April 30, 2015)
•	Board member, MBT Financial Corp. (Nasdaq: MBTF) and Monroe Bank & Trust (May 2015 to present)
•	Board member, Bannockburn Global Forex, LLC (privately held) (August 2014 to present)
•	Board member, Trinity Capital Corporation (privately held) (January 2017 to present)
•	Board Member, Los Alamos National Bank (privately held) (January 2017 to present)
•	Board Member, Avenue Financial Holdings, Inc. (Nasdaq: AVNU) (January 2015 to July 2016)
•	Board Member, Cape Bancorp Inc. (Nasdaq: CBNJ) and Cape Bank (March 2015 to May 2016)
•	Serves as Chairman and Director of several non-profit agencies
•	B.S., Finance, Lehigh University
•	M.B.A., Business Administration, Lehigh University

sELECTED dIRECTOR qUALIFICATIONS:

➢ Extensive experience as an attorney in government and in business

➢ Affiliations and active involvement in various civic and non-profit organizations within the Company’s markets

➢ Extensive knowledge of the Company and the communities the Bank serves

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over 37 years of banking and investment management experience

➢ Brings to the Company a breadth of knowledge in investment banking, commercial lending and corporate finance

➢ Experience in financial services and perspective as both an investor and operator of banks

6

PROPOSAL I – ELECTION OF DIRECTORS

NAVY E. DJONOVIC, Independent Director

Age 51

Director since: 2010 Committees: Audit Other current public company directorships: None Began Board service with Legacy Provident

FERNANDO FERRER, Independent Director

Age 65

Director since: 2002 Committees: Audit and Enterprise Risk Other current public company directorships: None Began Board service with Legacy Sterling

Career and Education Highlights:

•	Partner at Maier Markey & Justic LLP, a certified public accounting firm, providing accounting, auditing and consulting services (January 2010 to present).
•	Director of Operations at Mikimoto (America) (1998-1999)
•	Senior Accountant at Arthur Anderson (1996 to 1998)
•	Staff Accountant at Deloitte & Touche LLP (1994 to 1996)
•	Member, New York State Society of Certified Public Accountants
•	Serves on the Boards of a number of non-profit and civic organizations in Westchester County including the Westchester County Association
•	B.A., Accounting, Fordham University

Career and Education Highlights:

•	Co-Chairman of Mercury Public Affairs, LLC, a part of Omnicom Group Inc., which specializes in public affairs related to business, government, politics and media (October 2006 to present)
•	Appointed to the Board of the Metropolitan Transit Authority (“MTA”) by Governor Andrew Cuomo (June 2011 to present)
•	Director, Regional Plan Association (2007 to present)
•	President of the Drum Major Institute for Public Policy, a non-partisan, non-profit think tank (2002-2004)
•	Bronx Borough President (1987 to 2001)
•	City University of New York Board of Trustees (July 2016 to present)
•	B.A., University Heights College of Arts and Sciences, New York University
•	M.P.A., Baruch College of the City University of New York

sELECTED dIRECTOR qUALIFICATIONS:

➢ Experience as a certified public accountant

➢ Background in finance and operations

➢ As a member of, and Director at, several business organizations throughout Westchester County, provides insight on local communities where the Company does business

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over 25 years of leadership experience in New York City government

➢ Extensive experience with New York City businesses, including real estate and housing, business development and community relations

➢ Risk management experience through service on the MTA Board

7

PROPOSAL I – ELECTION OF DIRECTORS

THOMAS GRAHAM KAHN, Independent Director

Age 74

Director since: 2004 Committees: Nominating & Corporate Governance Other current public company directorships: None Began Board service with Legacy Provident

JAMES J. LANDY, Director

Age 62

Director since: 2000 Committees: Executive Other current public company directorships: None Began Board service with Legacy HVB

Career and Education Highlights:

•	President of Kahn Brothers Group, Inc., Kahn Brothers LLC, a member of the New York Stock Exchange (the “NYSE”), and Kahn Brothers Advisors LLC, a registered investment advisor located in New York City (July 1978 to present)
•	Licensed chartered financial analyst
•	Registered investment advisor for over 30 years
•	Member, New York Society of Security Analysts
•	Board member, JBI International (privately held) (1988 to present)
•	Serves as a Board member on a number of civic and national non-profit organizations
•	B.A., Cornell University
•	M.B.A., New York University

Career and Education Highlights:

•	Chairman of the Board of Directors of Legacy HVB and Hudson Valley Bank N.A. (“HV Bank”) (January 2015 through June 2015) and Executive Chairman (2012 to 2014). Served in a variety of other senior positions of HV Bank from 1977 to 2012
•	Serves on the Boards of several civic, municipal, charitable and ecumenical organizations throughout Westchester County
•	B.A., Manhattan College
•	Graduate, Stonier School of Banking
•	M.B.M, Banking, Louisiana State University

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over 35 years of experience in economics and finance

➢ Broad financial services and investment management expertise

➢ Extensive knowledge of the Company and the communities the Bank serves

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over 40 years of commercial banking experience

➢ As the former President and CEO of HV Bank, brings to the Board invaluable knowledge and expertise regarding the financial services industry

➢ Extensive executive management experience with a unique perspective and understanding of the Company’s customers, products and operations

8

PROPOSAL I – ELECTION OF DIRECTORS

ROBERT W. LAZAR, Independent Director

Age 73

Director since: 2005 Committees: Audit and Enterprise Risk Other current public company directorships: None Began Board service with Legacy Sterling

BURT STEINBERG, Independent Director

Age 71

Director since: 2000 Committees: Audit (Chairman), Compensation and Executive Other current public company directorships: None Began Board service with Legacy Provident

Career and Education Highlights:

•	Senior Advisor to TBC Accounting Firm (2011 to present)
•	President and CEO of the New York Business Development Corporation (1988 to 2005), Director Emeritus (2005 to present)
•	Chairman of the University of Albany School of Business Advisory Board (2006 to present)
•	Consultant to the Independent Bankers Association (2009 to 2011)
•	Serves as a Board member for several charitable organizations
•	Member, KPMG Audit Committee Institute
•	Certified Public Accountant (active member)
•	M.S., Accounting, University at Albany
•	B.S., Economics, The Sage Colleges

Career and Education Highlights:

•	President and Consultant to BSRC Consulting (2001 to present)
•	Director Emeritus and Consultant to Ascena Retail Group, Inc., formerly known as Dress Barn, Inc., a NASDAQ listed company (2009 to 2015) and Executive Director (2001 to 2009); Chief Operating Officer and President (1982 to 2001)
•	Hedge fund consultant to XLCR Capital Partners LP (2011 to January 2015)
•	Member and Director of a number of business, educational and charitable organizations throughout Rockland and the surrounding regions, including the Rockland Business Association (2014 to present)
•	B.A., City University of New York
•	M.B.A., Columbia University

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over 40 years of auditing, business development, small and middle market lending and banking experience

➢ Experience in financial analysis, human resources organization, marketing, strategic planning, public speaking, banking, accounting and financial services

➢ Familiarity with the business community in the markets where the Bank does business

sELECTED dIRECTOR qUALIFICATIONS:

➢ As a member of the Board and Audit Committee of the Company for over 17 years, provides invaluable financial, accounting and regulatory experience

➢ Experience in financial services, merchandising, finance, advertising, marketing, accounting, mergers and acquisitions

➢ As a member of a number of business, educational and charitable organizations throughout the region, provides insight on local businesses and markets where the Bank does business

9

PROPOSAL I – ELECTION OF DIRECTORS

WILLIAM E. WHISTON, Independent Director

Age 63

Director since: 2013 Committees: Enterprise Risk Other current public company directorships: None Began Board service with Legacy HVB

Career and Education Highlights:

•	Chief Financial Officer of the Archdiocese of New York, a religious not-for-profit organization, based in New York City (January 2002 to present)
•	Served in a number of executive positions at Allied Irish Bank, including lending, product development and operations/compliance (1972-2001)
•	Trustee, St. Patrick’s Cathedral, St. Patrick’s Landmark Foundation and St. Joseph’s Seminary
•	Member, Provident Healthcare, which is a member of Archcare
•	B.A., Pace University
•	M.B.A., Stern School of Business, New York University

sELECTED dIRECTOR qUALIFICATIONS:

➢ Over 40 years of business experience in the areas of finance, financial services and e-commerce

➢ Provides the Board with a unique perspective on business management matters

➢ Knowledge of the communities in which the Bank serves

10

PROPOSAL I – ELECTION OF DIRECTORS

Director Independence

The Board has determined that each of the current Company Directors and nominees, with the exceptions of Messrs. Kopnisky and Landy, is “independent” as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). We believe we comply with all applicable requirements of the SEC and NYSE relating to Director independence and the composition of the committees of our Board.

The Nominating and Corporate Governance Committee maintains, and periodically updates, non-exclusive “Board membership criteria” to assist the committee in evaluating candidates for the Board. These criteria, and an indication of which of the criteria are particularly satisfied by each nominee, are summarized below:

Guideline Criteria	John P. Cahill	James F. Deutsch	Navy E. Djonovic	Fernando Ferrer	Thomas G. Kahn	Jack Kopnisky	James J. Landy	Robert W. Lazar	Richard O’Toole	Burt Steinberg	William E. Whiston
Reputation for integrity, honesty and adherence to high ethical standards	X	X	X	X	X	X	X	X	X	X	X
Willingness and ability to contribute positively to the collegial decision-making process of the Board	X	X	X	X	X	X	X	X	X	X	X
Demonstrated business and financial acumen and experience	X	X	X	X	X	X	X	X	X	X	X
Prominence within professional discipline and/or industry	X	X	X	X	X	X	X	X	X	X	X
Commitment to attend and participate in Board and Board Committee meetings regularly	X	X	X	X	X	X	X	X	X	X	X
No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities of a director	X	X	X	X	X	X	X	X	X	X	X
Contribute to Board diversity (in terms of race, gender, national origin, etc.)			X	X
Strengths and experience that contribute to ability to serve effectively on one or more Board Committees (audit, compensation, governance and nominating)	X	X	X	X	X	X	X	X	X	X	X
Experience in leading mergers and acquisitions		X				X	X		X	X
Familiarity with capital markets, financing transactions		X			X	X	X	X	X	X	X
Experience in integrating acquired businesses after mergers and acquisitions strategy, and investor relations		X				X	X		X	X
Experience identifying, evaluating and managing corporate risk	X	X	X	X	X	X	X	X	X	X	X
Current or past board member of another mid-cap or large public company		X			X	X	X		X	X

*              *              *

11

PROPOSAL II – NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL II — NON-BINDING VOTE TO APPROVE
EXECUTIVE COMPENSATION

In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the Company’s executive compensation, as described below under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of named executive officer (“NEO” or “Named Executive Officer”) compensation in this Proxy Statement. Consistent with the voting results for this proposal at the 2011 Annual Meeting, the Board has determined that an advisory vote to approve executive compensation is conducted annually.

The Board recommends the approval of its executive compensation proposal. It believes the Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders by rewarding performance against established corporate financial goals, strong executive leadership and superior individual performance. An important component of management’s performance requirements is strong risk management oversight to ensure that compensation plans do not encourage management to take unnecessary or excessive risks that could threaten the value of the Company. By providing a combination of annual base salary, cash incentives, long-term equity compensation (including performance awards based on the results of the Company) and competitive benefits, our goal is to attract, motivate and retain a qualified and talented team of executives who will help maximize the Company’s long-term financial performance, growth and profitability. The Company’s compensation program is designed to provide a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain significant stock ownership in the Company. The Compensation Committee of the Board (the “Compensation Committee”) regularly reviews the components of each NEO’s compensation package and generally targets 50% of the total compensation opportunity to be based on a combination of short-term and long-term performance. We accomplish these objectives through an integrated total compensation program.

This proposal, commonly referred to as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse the Company’s executive pay program through the following non-binding resolution:

“RESOLVED, that the compensation of Sterling Bancorp’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures, is hereby approved.”

At the Company’s 2016 Annual Meeting, 98.1% of the votes cast on the Say-on-Pay proposal were voted in favor of the Company’s executive compensation program. Given the significant level of support from the Company’s stockholders, the Compensation Committee and the Board believe that the Company is taking a measured, informed and responsible approach to executive compensation which incorporates all of the Company’s objectives and policies, including, but not limited to, a pay for performance culture that retains executives who perform strongly. The Board and Compensation Committee considered this substantial affirmation as one of many factors in crafting an executive compensation program that largely mirrors the stockholder approved approach and will continue to seek stockholder feedback on our compensation programs.

This is an advisory vote only, and neither the Company nor the Board will be bound to take action based upon the outcome. The Board and the Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION PROPOSAL.

*              *              *

12

PROPOSAL III – NON-BINDING VOTE ON THE FREQUENCY OF HOLDING FUTURE ADVISORY SAY-ON-PAY VOTES ON EXECUTIVE COMPENSATION

PROPOSAL III — NON-BINDING VOTE ON THE FREQUENCY OF HOLDING
FUTURE ADVISORY SAY-ON-PAY VOTES ON EXECUTIVE COMPENSATION

Under Regulation 14A of the Exchange Act, the Company’s stockholders are required to vote, on an advisory (non-binding) basis, on the frequency with which they would prefer to cast an advisory (non-binding) Say-on-Pay vote on executive compensation, commonly referred to as the “Say-on-Frequency vote,” at least every six (6) years. By voting on this proposal, stockholders may indicate whether they prefer that we seek an advisory vote every one, two or three years. At our 2011 Annual Meeting, our stockholders expressed a preference that the non-binding advisory Say-on-Pay vote on executive compensation be held on an annual basis, which the Company has done for the last six (6) years.

After careful consideration of the frequency alternatives, the Board believes that continuing to conduct an annual advisory (non-binding) Say-on-Pay vote on executive compensation is appropriate for the Company and its stockholders at this time because such timing for the advisory vote will ensure our stockholders are regularly engaged in executive officer compensation decisions. The Company’s executive compensation programs are designed to promote a long-term connection between pay and performance. Awards to the NEOs are typically made annually, and improvements to executive compensation plans are often considered and adopted on an annual basis, so the Board believes that holding an annual advisory (non-binding) Say-on-Pay vote on executive compensation ensures timely feedback on the Company’s compensation disclosures. The Company will continue to monitor developments in executive compensation practices, and the appropriateness and effectiveness of an annual Say-on-Pay vote on executive compensation, and the Company may change its recommendation on the desired frequency in the future.

The Board also believes that an annual Say-on-Pay vote on executive compensation is consistent with the Company’s practice of seeking input and engaging in dialogue with its stockholders on corporate governance matters (including the practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Company’s selection of an independent registered public accounting firm) and the Company’s executive compensation philosophy, policies and practices.

Consistent with our stockholders’ preference expressed at the 2011 Annual Meeting and the considerations discussed above, the Board recommends that the Say-on-Pay vote on executive compensation should continue to be conducted annually.

While we intend to carefully consider the results of this proposal, the Say-on-Frequency vote is advisory in nature and not binding on us, our Board or our Compensation Committee. Our Board and Compensation Committee value the opinions of all of our stockholders and will consider the outcome of this Say-on-Frequency vote when deciding upon the frequency of the stockholder vote on executive compensation. However, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory Say-on-Pay vote on executive compensation with a different frequency than the option approved by the Company’s stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE FUTURE ADVISORY (NON-BINDING) SAY-ON-PAY VOTE ON EXECUTIVE COMPENSATION TO OCCUR ON AN “ANNUAL” FREQUENCY (AS OPPOSED TO EVERY TWO YEARS OR EVERY THREE YEARS).

*              *              *

13

PROPOSAL IV – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL IV — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board (the “Audit Committee”) has approved the engagement of Crowe Horwath LLP (“Crowe Horwath”) to be Sterling’s independent registered public accounting firm for the year ending December 31, 2017. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe Horwath for Sterling’s year ending December 31, 2017. A representative of Crowe Horwath is expected to participate in the Annual Meeting, to respond to appropriate questions and to make a statement if he or she so desires.

In order to ratify the selection of Crowe Horwath as the independent registered public accounting firm for 2017, the proposal must receive the affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, in favor of such ratification.

Stockholder ratification of the selection of Crowe Horwath is not required by Sterling’s Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accountant to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Crowe Horwath, the Audit Committee will reconsider whether to retain that firm or not. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Audit Fees

The aggregate fees billed to us by Crowe Horwath for professional services rendered by the firm for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings and engagements were $845,000 and $790,000 during the years ended 2015 and 2016, respectively.

Audit Related Fees

The aggregate fees billed to us by Crowe Horwath for assurance and related services rendered by the firm that are reasonably related to the performance of the audit and review of the financial statements and services provided in connection with the HVB Merger (in the case of 2015), benefit plan audits, capital offerings and that are not already reported in “Audit Fees,” were $283,251 and $360,100 during the years ended 2015 and 2016, respectively.

Tax-Related Fees

The aggregate fees billed to us by Crowe Horwath for professional services rendered by Crowe Horwath for tax consultations and tax compliance were $190,289 and $213,000 during the years ended 2015 and 2016, respectively.

All Other Fees

The aggregate fees billed to us by Crowe Horwath, primarily for internal audit services with respect to regulatory compliance consulting, were $177,000 and $215,755 during the years ended 2015 and 2016, respectively.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by an independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit related fees and tax fees described above during the 2015 and 2016 years, respectively.

THE AUDIT COMMITTEE OF THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE HORWATH AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2017 YEAR.

*              *              *

14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of March 30, 2017, by:

➢	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;
➢	each of our Directors;
➢	each person who was an NEO; and
➢	all of our Directors and executive officers as a group.

The percentages shown in the following table are based on 135,603,346 shares of common stock outstanding as of March 30, 2017. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of March 30, 2017, or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is c/o Sterling Bancorp, 400 Rella Boulevard, Montebello, New York 10901.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Directors
Robert Abrams	57,891	(1)	*
John P. Cahill	17,550	(2)	*
Louis J. Cappelli	968,629	(3)	*
James F. Deutsch	500	(4)	*
Navy E. Djonovic	12,291		*
Fernando Ferrer	24,217	(5)	*
William F. Helmer	472,388	(6)	*
Thomas G. Kahn	1,240,930	(7)	*
James J. Landy	451,129	(8)	*
Robert W. Lazar	27,612	(9)	*
John C. Millman	460,225	(10)	*
Richard O’Toole	17,291		*
Burt Steinberg	251,471	(11)	*
Craig S. Thompson	302,655	(12)	*
William E. Whiston	16,168		*
Named Executive Officers
Jack Kopnisky	433,984	(13)	*
Luis Massiani	86,190	(14)	*
James R. Peoples	97,955	(15)	*
Rodney Whitwell	88,350	(16)	*
Michael E. Finn	35,288		*
All Directors and Executive Officers as a Group (21 persons)(17)	5,086,067		3.74%

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Name	Amount and Nature of Beneficial Ownership	Percent of Class
BENEFICIAL OWNERS HOLDING MORE THAN 5%
BlackRock Inc. 55 East 52nd Street New York, New York 10022	14,602,719(18)	10.77%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	11,122,319(19)	8.20%
Wellington Management Group LLP c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	10,282,727(20)	7.58%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	7,883,374(21)	5.81%

* Denotes less than 1% owned.

(1)	The shares shown as owned by Mr. Abrams include 3,000 common shares held by The Jacob J. Schulder Trust, of which he is a trustee, and the beneficial ownership of which he disclaims.

(2)	The shares shown as owned by Mr. Cahill include 2,534 common shares owned indirectly in an Individual Retirement Account and 1,327 shares of phantom stock.

(3)	The shares shown as owned by Mr. Cappelli include 897 common shares owned by his spouse and 184,760 common shares owned indirectly by Cappelli Family Investors LLC, beneficial ownership of which he disclaims, and 9,950 common shares owned indirectly in an Individual Retirement Account.

(4)	Mr. Deutsch is Managing Partner of Patriot Financial Partners, L.P., which owns 1,248,980 shares of common stock in the aggregate through Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. Mr. Deutsch disclaims beneficial ownership of these shares.

(5)	The shares shown as owned by Mr. Ferrer include 211 common shares owned indirectly in an Individual Retirement Account.

(6)	The shares shown as owned by Mr. Helmer include 68,121 common shares owned by his spouse, beneficial ownership of which he disclaims, 76,106 shares owned indirectly in an Individual Retirement Account and 44,322 shares owned directly by his 401(k). Mr. Helmer has pledged 283,839 of his directly-held shares as collateral.

(7)	The shares shown as owned by Mr. Kahn include 920,779 common shares held by Kahn Bros. Group Inc., 18,055 common shares held as custodian, 31,555 shares owned indirectly in an Individual Retirement Account, 1,000 common shares held by an Individual Retirement Account for his spouse and 207,530 common shares held as trustee for various institutes, pension and profit-sharing plans, funds and foundations, the beneficial ownership of which he disclaims. The shares shown also include 17,363 common shares in a discretionary customer account held by Kahn Brothers, the beneficial ownership of which he disclaims.

(8)	The shares shown as owned by Mr. Landy include 152,196 common shares owned by his spouse and 12,480 common shares owned by his spouse as custodian for their child, both of which he disclaims beneficial ownership of. Mr. Landy has pledged 179,667 of his directly-held shares as collateral.

(9)	The shares shown as owned by Mr. Lazar include 10,706 common shares owned indirectly in an Individual Retirement Account and 1,409 shares of phantom stock.

(10)	The shares shown as owned by Mr. Millman include 367 common shares owned by his spouse, 1,511 shares held by his spouse’s Individual Retirement Account, beneficial ownership of which is disclaimed, and 110,054 common shares owned indirectly in an Individual Retirement Account.

(11)	The shares shown as owned by Mr. Steinberg include 105,702 common shares held by trusts, 10,473 shares owned indirectly in an Individual Retirement Account, and 150 common shares held as custodian, beneficial ownership of which he disclaims.

(12)	The shares shown as owned by Mr. Thompson include 10,687 common shares held in a profit sharing plan, 58,000 shares owned indirectly in an Individual Retirement Account, 2,810 shares owned by his spouse, beneficial ownership of which is

16

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

disclaimed, and 1,263 shares held as custodian, beneficial ownership of which he disclaims. Mr. Thompson has pledged 163,000 of his directly-held shares as collateral.

(13)	The shares shown as owned by Mr. Kopnisky include 10,000 common shares owned by his spouse, beneficial ownership of which he disclaims, 4,461 shares owned jointly with his spouse and 183,535 common shares underlying stock options exercisable within 60 days.

(14)	The shares shown as owned by Mr. Massiani include 46,169 common shares underlying stock options exercisable within 60 days.

(15)	The shares shown as owned by Mr. Peoples include 43,810 common shares underlying stock options exercisable within 60 days.

(16)	The shares shown as owned by Mr. Whitwell include 54,528 common shares underlying stock options exercisable within 60 days.

(17)	Includes the following held by one executive officer not appearing in the table: 23,353 common shares.

(18)	Based upon information contained in the Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) with the SEC on January 17, 2017, BlackRock beneficially owned 14,602,719 shares of common stock as of December 31, 2016, with sole voting power over 14,602,719 shares, shared voting power over 0 shares, sole dispositive power over 14,602,719 shares and shared dispositive power over 0 shares.

(19)	Based upon information contained in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2017, Vanguard beneficially owned 11,122,319 shares of common stock as of December 31, 2016, with sole voting power over 151,846 shares, shared voting power over 21,447 shares, sole dispositive power over 10,954,796 shares and shared dispositive power over 167,523 shares.

(20)	Based upon information contained in the Schedule 13G filed by Wellington Management Group LLP (“Wellington”) with the SEC on February 9, 2017, Wellington reported that it and its subsidiaries beneficially owned 10,282,727 shares of common stock as of December 31, 2016, with sole voting power over zero shares, shared voting power over 9,181,343 shares, sole dispositive power over zero shares and shared dispositive power over 10,282,727 shares.

(21)	Based upon information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2017, Dimensional beneficially owned 7,883,374 shares of common stock as of December 31, 2016, with sole voting power over 7,724,779 shares, shared voting power over 0 shares, sole dispositive power over 7,883,374 shares and shared dispositive power over 0 shares.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Qualifications and Business Experience

Executive Officers

The following provides certain business experience for the past five (5) years with respect to individuals who serve as our executive officers. Information concerning the business experience of Mr. Kopnisky, who serves as our CEO and President, is provided in “Proposal I – Election of Directors,” above.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Name	Age	Positions Held With Sterling Bancorp
Luis Massiani	40	Senior Executive Vice President and Chief Financial Officer
James R. Peoples	67	Senior Executive Vice President and Chief Banking Officer
Rodney Whitwell	58	Senior Executive Vice President and Chief Operating Officer
Michael E. Finn	52	Executive Vice President, Chief Risk Officer
James P. Blose	48	Executive Vice President, General Counsel and Chief Legal Officer

17

CORPORATE GOVERNANCE AND RELATED MATTERS

Luis Massiani currently serves as Senior Executive Vice President (since October 2014) and Chief Financial Officer of the Company and the Bank. Mr. Massiani was appointed as Executive Vice President and Chief Financial Officer at Legacy Provident NY Bancorp and Legacy Provident Bank effective December 2012. Mr. Massiani was most recently Director of the Investment Banking Department of Credit Suisse Securities (USA) LLC. Prior to joining Credit Suisse in May 2011, Mr. Massiani served first as Vice President, then later as a Director, of the investment banking department of Citadel Securities LLC, from September 2009.

James R. Peoples currently serves as Senior Executive Vice President of the Company and the Bank (since October 2014) and Chief Banking Officer of the Bank (since September 2014). Mr. Peoples was appointed as Executive Vice President and Market President of Regional Banking of Legacy Provident Bank and Executive Vice President of Legacy Provident in November 2011. Mr. Peoples has over 40 years of experience in financial services and credit management. He served as Chairman, President and CEO of United Western Bank in Denver, Colorado from 2010 to 2011.

Rodney Whitwell currently serves as Senior Executive Vice President (since October 2014) and Chief Operating Officer of the Company and the Bank. Mr. Whitwell also served as Chief Risk Officer of the Bank effective November 2013 through June 2015. Mr. Whitwell was appointed as Executive Vice President and named Chief Operating Officer of Legacy Provident Bank and Legacy Provident in November of 2011. Mr. Whitwell has over thirty (30) years of leadership experience in financial services. Mr. Whitwell was Principal at Mercatus LLC, a national financial services consulting and investing firm, from 2010 to 2011.

Michael E. Finn currently serves as Executive Vice President, Chief Risk Officer of the Company and the Bank. Mr. Finn was appointed Executive Vice President, Chief Risk Officer of HV Bank in January 2014. From August 2011 to December 2013, Mr. Finn served as Senior Advisor to the Deputy Comptroller of the Office of the Comptroller of the Currency. From September 2004 to August 2011, Mr. Finn served as a Regional Director for the Office of Thrift Supervision.

James P. Blose currently serves as Executive Vice President, General Counsel and Chief Legal Officer of the Company and the Bank. Mr. Blose was appointed Executive Vice President, General Counsel & Secretary of HV Bank in October 2013. Prior to joining HV Bank, Mr. Blose served as a partner with the law firm of Griffin, Coogan, Blose, Sulzer & Horgan, P.C., located in Bronxville, New York, since December 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and Directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure if an executive officer, Director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for 2016, except for Mr. Deutsch for one transaction performed by Patriot Financial Partners, no executive officer, Director or 10% beneficial owner of the Company’s shares of common stock failed to file ownership reports on a timely basis.

CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Ethics

Sterling has adopted a Code of Ethics that is designed to uphold the highest standards of ethics, professionalism, fairness, honesty and respect. The Code of Ethics is applicable to Sterling’s Directors and employees, including the Company’s principal executive officer, principal financial and accounting officer, chief risk officer and all officers performing similar functions. The Code of Ethics addresses conflicts of interest, the treatment of confidential information and compliance with applicable laws, rules and regulations. The Code of Ethics is available on the Company’s Internet website at www.sterlingbancorp.com under the headings “Corporate Governance” and “Governance Documents.” Amendments to and waivers of the Code, as applicable, are disclosed on the Company’s website.

Meetings and Committees of the Board

The business of the Board is conducted at regular and special meetings of the Board and its committees. In addition, the independent members of the Board meet in executive session periodically. The Chairman of the Nominating and Corporate

18

CORPORATE GOVERNANCE AND RELATED MATTERS

Governance Committee presides over all executive sessions. During 2016, the Board held ten (10) regular meetings. No member of the Board or any committee thereof attended less than 75% of the aggregate meetings of the Board and the committees of which he or she is a member.

BOARD AND COMMITTEE MEETINGS
Board or Committee	Number of Meetings Held
Board of Directors	10
Executive Committee	3
Nominating and Corporate Governance Committee	3
Audit Committee	9
Compensation Committee	4
Enterprise Risk Committee	5
Credit Risk Subcommittee	6

Copies of Sterling’s Corporate Governance Guidelines, Code of Ethics and the charters of each standing committee adopted by the Board are available on the Company’s Internet website (www.sterlingbancorp.com) under the heading “Governance Documents.” During 2016, our Board committees consisted of the following:

Executive Committee. The Executive Committee currently consists of Chairman Cappelli, who also serves as Chairman of the Committee, President, CEO and Director Kopnisky, and Directors Cahill, Deutsch, Landy, O’Toole and Steinberg. Director Abrams served on the Executive Committee until May 2016, when he was replaced by Director Cahill. The Executive Committee meets to review significant matters that may be brought to the full Board. The Committee is empowered to act on behalf of the full Board, with certain limitations, in the event action is deemed necessary prior to a meeting of the full Board. The Executive Committee may also consider topics of importance to the organization that are not within the scope of other committees in order to provide a working forum in which to consider the matters. Matters reviewed by the Executive Committee are reported to the full Board at its next meeting. The Executive Committee met three (3) times during 2016.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Directors Cahill, who serves as Chairman, Abrams, Helmer and Kahn. Director Abrams served as Chairman of the Committee until May 2016. All Committee members are independent. The Nominating and Corporate Governance Committee met three (3) times during 2016.

The Nominating and Corporate Governance Committee’s responsibilities include the periodic review of the size, structure and composition of the Board and making recommendations for change, when appropriate, establishing procedures for evaluating the Board, reviewing Board policies, reviewing and evaluating Board compensation and recommending changes thereto, reviewing Sterling’s Certificate of Incorporation and Bylaws, reviewing and approving related-party transactions, reviewing the Company’s Insider Trading Policy and establishing and recommending to the Board the stock ownership guidelines for Directors and management.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.

Current members of the Board with skills and experience that are relevant to Sterling’s business and who are willing to continue Board service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective through new Board members. If there were a vacancy on the Board because any member of the Board does not wish to continue in service, or if it is decided not to re-nominate a Director for re-election, the Nominating and Corporate Governance Committee would determine the desired skills and experience of a new nominee, solicit suggestions for Director candidates from all Board members, and may engage in other search activities (which activities may be conducted through a sub-committee). Criteria identified by the Board from time to time include factors relative to the overall composition of the Board and such other factors as the Nominating and Corporate Governance Committee deem appropriate, such as a potential candidate’s business experience, specific areas of expertise, skills, background and independence consistent with the Company’s Corporate Governance Guidelines and applicable New York Stock Exchange rules. When identifying nominees to serve as a Director, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge

19

CORPORATE GOVERNANCE AND RELATED MATTERS

and has a diversity of background, skills and experience with respect to accounting and finance, information technology, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, knowledge of the community served, experience in identifying and solving for risks associated with financial institutions and corporate governance.

Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Sterling, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating and Corporate Governance Committee would consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; and the ability to develop business for Sterling.

The Nominating and Corporate Governance Committee may consider qualified candidates for Director suggested by our stockholders. Stockholders can suggest qualified candidates for Director by writing to our Corporate Secretary at 21 Scarsdale Road, Yonkers, New York 10707. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of the mailing of our proxy materials for the preceding year’s Annual Meeting. The submission must include the following:

➢	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

➢	The name and address of the stockholder as such information appears on Sterling’s books, and the number of shares of Sterling’s common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

➢	The name, address and contact information for the candidate, and the number of shares of common stock of Sterling that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

➢	A statement of the candidate’s business and educational experience;

➢	Such other information regarding the candidate as would be required to be included in the Company’s Proxy Statement pursuant to SEC Regulation 14A;

➢	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company or its affiliates;

➢	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

➢	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting must comply with the procedural and informational requirements described in “Advance Notice of Business to be conducted at an Annual Meeting,” below.

Audit Committee. The Audit Committee currently consists of Directors Steinberg, who serves as Chairman, Djonovic, Ferrer, Lazar and Thompson. All Committee members are independent. The Board has determined that each member is financially literate and has determined that Director Steinberg qualifies as an “audit committee financial expert” as defined under SEC rules and regulations by virtue of his background and experience. Director Steinberg also qualifies as a financial expert in accordance with the listing standards of the NYSE applicable to Audit Committee members. Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and in accordance with the listing standards of the NYSE.

As more fully described in the Audit Committee Charter, the duties and responsibilities of the Audit Committee include, among other things:

➢	Appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

20

CORPORATE GOVERNANCE AND RELATED MATTERS

➢	Preapproval of all auditing services and permitted non-audit services (including the fees and terms thereof);

➢	Review and discussion with management and the independent registered public accounting firm of the audited financial statements, quarterly financial statements and earnings press releases;

➢	Discussion with the independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standards, including Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit;

➢	Annual evaluation of the independent registered public accounting firm’s internal quality control procedures, qualifications, performance and independence;

➢	Oversight of the internal audit function (including reviewing and approving the audit plan, monitoring corrective actions, and reviewing and recommending modifications to policies governing the Internal Audit Department);

➢	Review with management the Company’s compliance program for compliance with laws and regulations; and

➢	Conduct an annual performance evaluation of the Audit Committee and annual review and reassessment of the adequacy of the Audit Committee charter.

In addition, the Audit Committee meets with our internal Chief Auditor to review the results of audits of specific areas on a quarterly basis. The Audit Committee met nine (9) times during 2016.

Compensation Committee. The Compensation Committee currently consists of Directors O’Toole, who serves as Chairman, Cahill, Steinberg and Thompson, each of whom is independent. Director Lazar served on the Compensation Committee until May 2016. The Compensation Committee is responsible for determining the salaries of the President and CEO and all executive officers, as well as for succession planning and approving new appointments to the executive staff. The Compensation Committee also determines annual cash incentive payments to the President and CEO and other executive officers in accordance with the terms of the STI Plan (as defined herein). Determinations with respect to grants under stock benefit plans are made by members of the Compensation Committee who are considered “disinterested” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee met four (4) times during 2016.

Enterprise Risk Committee. The Enterprise Risk Committee currently consists of Directors Deutsch, who serves as Chairman, Cappelli, Ferrer, Kopnisky, Lazar (who joined the Enterprise Risk Committee in May 2016), Millman and Whiston. The Enterprise Risk Committee’s responsibilities include overseeing all aspects of enterprise risk management. The Committee assists the Board and oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk. The Enterprise Risk Committee met five (5) times during 2016.

Credit Risk Subcommittee. The Enterprise Risk Committee has a Credit Risk Subcommittee that oversees the Bank’s lending activities including, but not limited to, (i) overseeing the efforts of Bank management to maintain appropriate risk/reward metrics within the loan portfolio, (ii) reviewing with management trends in loan portfolio performance, and (iii) reviewing certain audits and regulatory examinations with respect to the Bank’s loan portfolio. The Enterprise Risk Committee resolved that the Credit Risk Subcommittee consists of Directors Ferrer, who serves as Chairman, Cappelli, Deutsch, Kopnisky, Landy, Lazar and Millman. Both Directors Landy and Lazar joined the Credit Risk Subcommittee in May 2016. The Credit Risk Subcommittee met six (6) times during 2016.

CURRENT COMMITTEE COMPOSITION
	Executive Committee	Nominating & Corporate Governance Committee	Audit Committee	Compensation Committee	Enterprise Risk Committee	Credit Risk Subcommittee
Robert Abrams		¶
John P. Cahill	¶	C		¶
Louis J. Cappelli	C				¶	¶
James F. Deutsch	¶				C	¶

21

CORPORATE GOVERNANCE AND RELATED MATTERS

CURRENT COMMITTEE COMPOSITION
	Executive Committee	Nominating & Corporate Governance Committee	Audit Committee	Compensation Committee	Enterprise Risk Committee	Credit Risk Subcommittee
Navy E. Djonovic			¶
Fernando Ferrer			¶		¶	C
William F. Helmer		¶
Thomas G. Kahn		¶
Jack Kopnisky	¶				¶	¶
James J. Landy	¶					¶
Robert W. Lazar			¶		¶	¶
John C. Millman					¶	¶
Richard O’Toole	¶			C
Burt Steinberg	¶		C*	¶
Craig S. Thompson			¶	¶
William E. Whiston					¶

¶	Member
C	Chair
*	Audit Committee Financial Expert

Audit Committee Report

The Audit Committee provides oversight of the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.

As part of its ongoing activities, the Audit Committee has:

➢	Reviewed and discussed with management the Company’s audited consolidated financial statements for 2016;

➢	Discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees; and

➢	Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect and discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Sterling specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Burt Steinberg, Chairman

Navy E. Djonovic

Fernando Ferrer

Robert W. Lazar

Craig Thompson

22

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications with the Board

All interested parties who wish to contact our Board or an individual Director may do so by writing to: Board of Directors, Sterling Bancorp, 21 Scarsdale Road, Yonkers, New York 10707, Attention: CEO or Corporate Secretary. Interested parties who wish to communicate directly with the presiding Director of Board executive sessions or with the Company’s non-management Directors as a group may do so by writing to the address directly listed above, but by addressing such communication to the Chairman of the Nominating and Corporate Governance Committee. The letter should indicate if the author is a stockholder of Sterling, and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board or the individual Director, as appropriate, depending on the facts and circumstances outlined in the communications received. The President and CEO, however, may directly respond at his discretion. If appropriate, the Corporate Secretary may (1) handle an inquiry directly, or (2) forward a communication for response by another employee of Sterling. A copy of any such communication and response is forwarded to the Board at the next available Board meeting. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board has reviewed the current Board leadership structure of the Company, the Bank and all affiliates, which consists of a separate Chairman of the Board and a President/CEO. The Chairman of the Board performs all duties and has all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board, including presiding at all meetings of the stockholders and all meetings of the Board. The President and CEO has responsibility for the management and control of the business and affairs of the Company and has general supervision of all of the officers (other than the Chairman of the Board), employees and agents of the Company. The Board believes that separating the roles enhance both the independence of the Board and its effectiveness in discharging its responsibilities and that this procedure is currently the most appropriate Board leadership structure for the Company.

The Board has established an Enterprise Risk Committee whose responsibilities include overseeing all aspects of the enterprise-wide risk management and meets at least on a quarterly basis. The Committee’s main responsibilities include providing specific oversight of the Company’s enterprise-wide risk management functions and reporting to the Board on its activities. The Committee oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk, including (a) credit risk, (b) market and capital risk, including interest rate risk and liquidity and funding risk, (c) operational risk, including information technology and information security risk, (d) strategic business risk including business planning, human resources, legal and compliance, BSA/AML and financial reporting, and (e) reputation risk. In such capacity, the Committee is responsible for, among other things, overseeing the efforts of management in (i) fostering the establishment and maintenance of an effective risk management culture, (ii) assisting the Board in establishing prudent levels of risk consistent with the Company’s strategic objectives and in promulgating appropriate corresponding reporting and escalation guidelines, (iii) assessing and monitoring the effectiveness of the Company’s risk management leadership and infrastructure, (iv) monitoring trends within each category of risk, including those identified above, and also any interrelationship among multiple risks, (v) considering risk associated with any major new Company initiatives, (vi) assessing the Bank’s capital management and allocation, and (vii) facilitating the education of the full Board as necessary with respect to any pertinent risk topics. In conjunction with the Enterprise Risk Committee, on a quarterly basis, the Chief Risk Officer presents a consolidated Risk Assessment Report to the Board covering credit risk, market and capital risk, operational and IT controls, information security, and strategic risks.

The Audit Committee also plays a role in risk oversight. The Audit Committee has oversight responsibility with respect to the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting, as well as its financial statements.

Attendance at Annual Meetings of Stockholders

Sterling does not have a policy regarding Director attendance at Annual Meetings of stockholders. All of our Directors at the time of the meeting attended either in person or by phone the prior year’s Annual Meeting.

23

COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

Our Strategic Accomplishments

We continued to make strong progress in 2016 in expanding Sterling’s presence in the greater New York metropolitan region and placing increased emphasis on our commercial banking activities and high quality asset growth. In 2016, we made significant progress towards the goal of creating a high performing regional bank that focuses on serving commercial middle market clients and consumers. Our 2016 highlights include the following:

➢	2016 Growth Results. As a result of our continued strong organic growth, Sterling is a larger, more profitable and more diversified company. As of December 31, 2016, total assets were $14.2 billion and total loans were $9.5 billion, which represented growth of $2.2 billion and $1.7 billion, respectively, over December 31, 2015. Total deposits were $10.1 billion, compared to $8.6 billion a year ago. For the year ended December 31, 2016, net income was $140 million, or $1.07 per diluted share, compared to net income of $66.1 million, or $0.60 per diluted share for the same period in 2015.

➢	Rising Profitability. The Company’s return on average tangible assets for the year was 1.15% and return on average tangible equity was 14.34%. This compares to 0.73% and 8.70%, respectively, for 2015.

➢	Improving Operating Efficiency. The Company’s reported operating efficiency ratio was 52.2% for the year ended December 31, 2016, compared to 69.6% for the year ended December 31, 2015. Our reported operating efficiency ratio of 46.3% for the quarter ended December 31, 2016 represented an all-time low efficiency ratio and a decrease of 520 basis points relative to the same quarter a year ago.

➢	November 2016 Common Equity Capital Raise. On November 22, 2016, the Company issued 4,370,000 shares of our common stock in a public offering at $20.95 per share. The Company received proceeds net of underwriting discounts, commissions and expenses of $91.0 million. The net proceeds were used for general corporate purposes and to support growth in earning assets, including loan originations and purchases of investment securities.

➢	Acquisition of Restaurant Franchise Financing Loan Portfolio. On September 9, 2016, the Company, through the Bank, acquired a restaurant franchise financing loan portfolio from GE Capital with an unpaid principal balance of approximately $169.8 million. Total cash paid for the portfolio was $163.3 million, which included a discount to the balance of gross loans receivable of 4.00%, or $6.8 million, plus accrued interest receivable.

➢	Acquisition of NewStar Business Credit LLC. On March 31, 2016, the Company, through the Bank, acquired 100% of the outstanding equity interests of NewStar. NewStar’s loans had a fair value of $320.4 million on the acquisition date. The purchase price included a premium on the balance of gross loans receivable acquired of 5.90%, or $18.9 million. The NewStar Acquisition was an all-cash transaction with a transaction value of $346.7 million, which doubled the size of our asset-based lending portfolio and expanded the geographic footprint of our asset-based lending business.

➢	Consolidations and Divestitures. On August 12, 2016 and November 10, 2016, respectively, we divested our residential mortgage originations business and our trust division, which were not part of the Company’s core business plan and strategy.

➢	Subordinated Note Offerings. On March 29, 2016, the Bank issued $110.0 million aggregate principal amount of Subordinated Notes through a private placement at an underwriter discount of 1.25%. The Bank received proceeds from the Subordinated Notes offering, net of underwriting discounts, commissions and expenses, of approximately $108.0 million. Subsequently, on September 2, 2016, the Bank reopened the Subordinated Notes offering and issued an additional $65.0 million aggregate principal amount of Subordinated Notes. The Subordinated Notes issued September 2, 2016 have identical terms to (other than settlement date and offering price), are fully fungible with, rank equally in right of payment with, and form a single series with, the Subordinated Notes.

➢	Integration of HVHC. During 2016, the Company completed the full integration of HVHC, a stock-for-stock transaction valued at $566.3 million based on the closing price of our common stock on June 29, 2015.

24

COMPENSATION DISCUSSION & ANALYSIS

Highlights of 2016 Compensation Program and Actions

The Company’s executive compensation program is designed to align total compensation with performance while enabling us to attract, motivate and retain high quality executive management. The Compensation Committee regularly reviews the Company’s compensation programs to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry trends and stockholder interests.

As a result of a study performed by Meridian Compensation Partners, LLC (“Meridian”) in November 2015, the Compensation Committee approved certain changes in 2016 to base salary, short-term incentive targets and long-term incentive targets for the CEO and NEOs, designed to provide a competitive pay structure that better aligns with the Company’s peer group following the HVB Merger and related integration.

Our compensation program continues to focus on performance-based pay that reflects our achievements on an annual basis and our ability to deliver long-term value to our stockholders. We have a balanced approach to total compensation that includes a mix of base/fixed pay and variable/performance-based pay, cash and equity, and short- and long-term incentive compensation. For 2016, our compensation targets and pay mix were the following:

2016 Target Pay Mix

The charts below for Jack Kopnisky and our other NEOs illustrate the target compensation established for 2016, consisting of base salary, target annual incentive awards, and target 2016-2018 LTIP awards consisting of performance shares and restricted stock awards.

Performance-Based:	71%	Performance-Based:	54%
Linked to Share Value:	43%	Linked to Share Value:	24%

Governance and Compensation Highlights

In January 2017, the Board amended and restated its Bylaws to establish a mandatory retirement age of 75 for Board members, to be effective immediately. Accordingly, at the upcoming 2017 annual meeting, five (5) of the Company’s directors will not stand for re-election, four (4) of whom have voluntarily resigned in order to comply with the new mandatory retirement policy.

25

COMPENSATION DISCUSSION & ANALYSIS

Further, the Compensation Committee continued to maintain the following compensation best practices:

➢	An executive compensation clawback policy
➢	Stock ownership guidelines for executive officers
➢	No gross-up provisions on excise taxes paid in connection with a change in control in all executive officer employment agreements
➢	Limited perquisites
➢	Anti-hedging policy
➢	Pledging restriction policy
➢	One year holding period post-vesting for all equity awards
➢	No payment of dividends on performance shares until vesting

2016 Say-on-Pay Vote

At the Company’s 2016 Annual Meeting, stockholders cast an advisory vote regarding the Company’s executive compensation, or the Say-on-Pay vote; 98.1% of the votes cast on such proposal were voted in favor of the Company’s executive compensation program. Given the significant level of support from the Company’s stockholders, the Compensation Committee and the Board believe that the Company is taking a measured, informed and responsible approach to executive compensation which incorporates all of the Company’s objectives and policies set forth above including, but not limited to, a pay for performance culture that retains executives who perform strongly. The Board and the Compensation Committee considered this substantial affirmation as one of many factors in crafting an executive compensation program that largely mirrors the stockholder approved approach and will continue to seek stockholder feedback on our compensation programs.

Role of the Compensation Committee

The Compensation Committee consists of no fewer than three (3) members of the Board, each of whom is independent. The Chair of the Compensation Committee reports on material committee actions at Board meetings.

The Compensation Committee reviews all elements of compensation for the Company’s NEOs, namely its President and CEO, CFO and the three (3) other most highly compensated executive officers. Elements of compensation are reviewed individually and in the aggregate, including a review of base salary, annual cash incentives, total cash compensation, long-term incentives and/or equity awards, total direct compensation, benefits and perquisites. In addition, the Compensation Committee reviews the interplay between pay and performance and considers all elements in the aggregate as part of an executive’s total compensation package. The Compensation Committee reviews its philosophy and executive compensation practices annually.

The Compensation Committee’s major duties and responsibilities are the following:

•	Review overall compensation, benefit and perquisites programs.
•	Evaluate CEO and other executive officer performance.
•	Review all aspects of the CEO’s pay program including approval of base salary, annual incentives, equity and benefits.
•	Review all aspects of the pay programs of the executive officers who report to the CEO.
•	Assess the risks in connection with the compensation program to ensure executives are not encouraged or rewarded for taking excessive risk.
•	Award annual cash incentive payments to the NEOs in accordance with the terms of the Executive Officer Short-Term Incentive Plan.
•	Review, evaluate and, if applicable, approve incentive, equity and executive benefit plans.
•	Oversee the Company’s compliance with all regulations related to executive compensation.
•	Review and approve all severance and termination arrangements for executive officers.
•	Review and approve the CD&A.

The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees consisting of one or more of its members, as the Committee deems appropriate in its sole discretion.

26

COMPENSATION DISCUSSION & ANALYSIS

Role of Management

Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management are requested to attend meetings and/or provide input to the Compensation Committee. Input may be sought from the CEO, Chief Human Capital Officer (“CHCO”), CFO, Chief Risk Officer or others to ensure the Compensation Committee has the information and perspective it requires to carry out its duties.

In particular, the Compensation Committee will seek input from the CEO on matters relating to strategic objectives, Company performance goals and an annual business plan. In addition, the CEO provides to the Compensation Committee a self-assessment of his annual performance, as well as summaries of executive officer performance and recommendations relating to executive officer compensation, for its review at the end of each year. The CEO is not present when the Compensation Committee discusses his performance and compensation.

The CHCO assists the Compensation Committee on the design, administration and operation of the Company’s compensation programs. The CHCO may be requested, on the Compensation Committee’s behalf, to work with the Compensation Committee’s independent consultant to develop proposals for the Compensation Committee’s consideration. The Compensation Committee also receives regular updates from the Company’s Chief Risk Officer and CFO throughout the year as appropriate.

Although executives provide insight, suggestions and recommendations, only Compensation Committee members vote on decisions regarding executive compensation. The Committee regularly meets in executive session without management.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters. The Compensation Committee also has access to outside legal counsel and other experts as needed. The compensation consultant and other experts serve at the request of the Compensation Committee, which has the power and authority to retain such experts and approve fees and retention terms.

The Compensation Committee retained Meridian in 2016 to serve as independent compensation consultant and to provide ongoing advice and counsel as requested. Meridian reported directly to the Compensation Committee and did not perform any other services for the Company. In the event that the Company desires to seek Meridian’s expertise for assistance with other issues not directly related to executive compensation, the Compensation Committee would first approve such activities.

In retaining Meridian, the Compensation Committee determined that, based on the information presented, Meridian was independent and that its engagement did not present any conflicts of interest. In making this determination, the Compensation Committee noted that (a) Meridian provided no other services to the Company other than compensation consulting; (b) no personal or business relationships exist between Meridian and members of the Board or executive officers; (c) Meridian and its consultants do not directly own any shares of the Company’s stock; and (d) Meridian maintains a written policy designed to avoid conflicts of interest that may arise. Meridian also determined that it was independent from the executive officers and confirmed this in a written statement delivered to the Chair of the Compensation Committee. Based on the above, the Compensation Committee reviewed and concluded that Meridian’s services comply with the standards adopted by the SEC and NYSE regarding compensation advisor independence and conflicts of interest. The Compensation Committee will continue to monitor compliance with these requirements on an ongoing basis.

Executive Compensation Philosophy

Our executive compensation program is designed to align the interests of our executive officers with stockholders by rewarding performance against pre-established corporate financial goals, strong executive leadership and superior individual performance. By providing annual cash incentives, long-term equity compensation and conservative but competitive benefits, our goal is to attract, motivate and retain a qualified and talented team of executives who will help maximize the Company’s long-term financial performance, growth, profitability and shareholder value.

The Company’s compensation program provides a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain significant stock ownership in the Company. The Compensation Committee reviews at least annually the components of each NEO’s compensation package and targets at least 50% of

27

COMPENSATION DISCUSSION & ANALYSIS

the total compensation opportunity to be based on a combination of short-term and long-term performance. We accomplish these objectives through an integrated total compensation program.

The Compensation Committee regularly assesses the components of the executive compensation program with advice from its independent compensation consultant. Periodically, the independent consultant will conduct a benchmarking study utilizing a peer group of banks of similar asset size as well as a number of industry survey sources. The purpose of this assessment is to provide market perspective to the Compensation Committee as it sets base salaries and incentive opportunities for the next year. The Compensation Committee believes that periodic monitoring of the Company’s programs and pay decisions, as well as that of its industry and peers, enables it to assess the effectiveness of pay decisions and ensure the executive compensation program meets desired objectives. In the fall of 2015, the Compensation Committee requested benchmarking analyses from Meridian to provide a comprehensive view of executive compensation. Meridian proposed updates to the Company’s peer group in 2015 in order to reflect the Company’s continued growth and its post-HVB Merger asset size. The benchmarking analyses found that the overall target total compensation was at or below market for most NEOs, considering the Company’s increased size and new peer group post-Provident Merger in 2014 and post-HVB Merger in 2015.

The following peer group was used for 2016 and will be used for 2017 for executive and Director compensation decisions. This new peer group reflects banks of similar asset size in an expanded geographic region.

PEER GROUP
Bank United	Customers Bancorp	FCB Financial Holdings
F.N.B. Corporation	First Commonwealth Financial	First Financial Bancorp
First Midwest Bancorp	Fulton Financial Corporation	Hancock Holding Company
Heartland Financial USA	Independent Bank Corp.	MB Financial
National Penn Bancshares	Private Bancorp	Pinnacle Financial Partners
Signature Bank	Talmer Bancorp	UMB Financial Corporation
United Bankshares	United Community Banks	Valley National Bancorp
Webster Financial Corporation	Wintrust Financial Corporation

Our total compensation program includes the following components:

Component	Objective/Purpose
Base Salary

•      Provide competitive base compensation to recognize executives’ roles, responsibilities, contributions, experience, leadership and performance. Our salaries generally are targeted to be within the range of market median.

•      Represent fixed compensation that is the basis for other compensation elements such as incentive pay.

•      Sufficient to discourage inappropriate risk taking by executives.

•     Actual salaries and increases reflect an executive’s performance, experience and pay level relative to internal and external salary relationships.

Annual Cash Incentive Awards

•      Motivate and reward achievement of specific annual performance goals. We provide competitive compensation when performance goals are achieved and above or below median pay when performance is above or below performance.

•      Align executives with the Company’s strategic plan and critical performance goals. Provide meaningful “pay-at-risk” that is earned each year based on performance. Actual awards vary based on performance.

•      Encourage teamwork and collaboration across the Company.

Equity Compensation/ Long-term Incentives

•     Target long-term incentive opportunities that are competitive with industry practice and norms. Such opportunities reward executives for long-term growth, profitability and creating stockholder value.

•     Align executive and stockholder interests through stock awards which are tied to stock price appreciation.

•      Ensure sound risk management by providing a balanced view of performance and long-term stockholder value.

28

COMPENSATION DISCUSSION & ANALYSIS

Component	Objective/Purpose
• Grant restricted stock to help ensure executives have an ownership/equity interest. • Grant performance shares to incentivize executives over multi-year periods.
Benefits and Perquisites	• Provide insurance and retirement security benefits. • Provide limited perquisites to be competitive with industry practice and enable the Company to attract, motivate and retain qualified talent.
Employment Agreements and Severance/Change in Control Benefits	• Be competitive with industry practice. • Protect the executive and the Company in the event of termination. • Retain executives in the event of a change in control.

Executive Compensation Program Elements

Consistent with past years, the Company’s total compensation program for 2016 consisted of four (4) main components: base salary, annual cash incentive compensation, long-term incentives/equity compensation and benefits.

Base Salary

2016 Decisions. The Compensation Committee considered the competitive analysis provided by the independent consultant and recommended the following changes to the base salary for Messrs. Kopnisky, Massiani and Peoples effective January 1, 2016, and for Mr. Whitwell effective February 1, 2016, to those amounts set forth below to reflect expansion of roles in light of recent Company growth. The Compensation Committee did not recommend any changes to Mr. Finn’s base salary as his pay was within market practice.

Name / Positions	2016 Annualized Base Salary	Increase over 2015 Base Salary
Jack Kopnisky, President and CEO	$800,000	$50,000
Luis Massiani, Senior Executive Vice President and CFO	450,000	50,000
James Peoples, Senior Executive Vice President and Chief Banking Officer	475,000	75,000
Rodney Whitwell, Senior Executive Vice President and Chief Operating Officer	375,000	25,000
Michael E. Finn, Executive Vice President, Chief Risk Officer	350,000	—

Annual Cash Incentive Compensation

An important element of our performance-based pay program is our Executive Officer Short-Term Incentive Plan (the “STI Plan”), which includes the participation of officers with the title of Senior Vice President and above. In February 2017, the Compensation Committee awarded annual cash incentive compensation to the NEOs pursuant to the STI Plan based on certain performance goals following the completion of the twelve (12)-month performance period ended December 31, 2016.

Performance Measures

Under the Sterling Bancorp 2015 Omnibus Equity and Incentive Plan (the “2015 Omnibus Plan”), performance measures are established by the Compensation Committee on an annual basis and are tied specifically to the Company’s strategic plan and financial performance. In setting the NEOs’ awards, the Compensation Committee considered a combination of corporate (earnings per share, as adjusted (“EPS”), return on average tangible assets, as adjusted (“ROATA”) and the 2016 strategic plan), business unit and individual performance factors. These factors included a review of the Company’s overall performance relative to its strategic plan, the individual achievement of each NEO relative to annual goals, and the NEO’s overall contribution to the Company. The weights of these factors are summarized in the following table:

29

COMPENSATION DISCUSSION & ANALYSIS

	Annual Cash Incentive Weighting of Performance Goals
NEO	Corporate	Business Unit	Individual
CEO	70%	0%	30%
Other NEOs	70%	15%	15%

Each executive, except for our CEO, had business unit performance objectives specific to his or her role. For example, market presidents may have specific loan and deposit target goals while operational manager performance is measured mainly through efficiency and productivity metrics. Individual performance objectives focused on the contribution of the NEO to the successful execution of the Company’s strategic plan in 2016.

The table below outlines the corporate metrics, targets and relative weightings established by the Compensation Committee for the NEOs for the year ended December 31, 2016:

Metric	Weighting	Threshold	Target	Stretch
Earnings per share	50%	$0.96	$1.06	$1.17
ROATA	50%	1.06%	1.16%	1.30%

Performance was assessed after the end of the performance period against the performance objectives. Cash incentive payments based on the Company’s financial performance were made only if one or more financial metrics met or exceeded the thresholds established by the Compensation Committee.

Target Annual Incentive Opportunities

The STI Plan provides annual cash-based incentive opportunities (defined as a percentage of base salary) established by the Compensation Committee for each position based on role, responsibilities and market practice. Potential awards range from 50% of target for threshold performance to a cap of 150% of target for maximum performance. The 2016 annual incentive targets and ranges were the following:

	Annual Cash Incentive as a % of Base Salary
Name/Title	Below Threshold	Threshold (50%)	Target (100%)	Maximum (150%)
Jack Kopnisky, President & CEO	0.0%	50.0%	100.0%	150.0%
Luis Massiani, SEVP & CFO	0.0	37.5	75.0	112.5
James Peoples, SEVP & CBO	0.0	37.5	75.0	112.5
Rodney Whitwell, SEVP & COO	0.0	30.0	60.0	90.0
Michael E. Finn, EVP & Chief Risk Officer	0.0	22.5	45.0	67.5

For each NEO, the target incentive value was based on base salary earnings for 2016 as follows:

	Annual Incentive Target 2016
Name/Title	Eligible Base Salary Earnings	Target % of Base	Target $ Value
Jack Kopnisky, President & CEO	$800,000	100.0%	$800,000
Luis Massiani, SEVP & CFO	450,000	75.0	337,500
James R. Peoples, SEVP & CBO	475,000	75.0	356,250
Rodney Whitwell, SEVP & COO(1)	372,917	60.0	223,750
Michael E. Finn, EVP & Chief Risk Officer	350,000	45.0	157,500

___________________

(1)	In 2016, Mr. Whitwell’s base salary earnings included (i) his base salary of $350,000 from January 1, 2016 to January 31, 2016, and (ii) his base salary of $375,000 from February 1, 2016 through December 31, 2016.

30

COMPENSATION DISCUSSION & ANALYSIS

2016 STI Plan Payouts

Corporate Performance Assessment

At the end of the year, the Compensation Committee determined a payout percentage based on the Company’s financial performance, combined with an assessment of individual and business unit performance of the NEO. Based on how the Company performed against both EPS and its goals for ROATA, in addition to taking into consideration the Committee’s discretionary assessment of the execution of the 2016 strategic plan, the Compensation Committee scored the corporate component at 112% of target for Messrs. Kopnisky, Massiani, Peoples, Whitwell and Finn. (See attached Annex A to this proxy statement for a description of the GAAP reconciliation for purposes of Regulation G adopted by the SEC.)

	Performance Goals
Measure	Threshold	Target	Stretch	Actual Adjusted
Earnings per share	$0.96	$1.06	$1.17	$1.11
ROATA	1.06%	1.16%	1.30%	1.20%

Business Unit and Individual Performance Assessment

In addition to the Corporate Component outlined above, the Compensation Committee also took into consideration each executive’s execution of the Company’s 2016 strategic plan, from each of a corporate, business and individual perspective.

In assessing the Company’s 2016 strategic plan accomplishments generally, the Compensation Committee considered, among other factors, the following:

➢	The HVB Merger furthered the Company’s strategy of expanding in the greater New York metropolitan region, providing significant presence and deposit market share in Westchester County, New York, and creating an opportunity to realize significant operating expense savings.

➢	The HVB Merger also increased the size of the Company to $12.0 billion in assets, ranking the Bank as one of the top 100 banks in the country in terms of total assets at the time of the June 2015 closing; at December 31, 2016, the Company had grown its assets further to $14.2 billion.

➢	The Company completed the acquisition of a franchise financing loan portfolio from GE Capital, and the acquisition of NewStar Business Credit LLC.

➢	During 2016, the Company consolidated 12 financial center locations, reducing our total number of financial centers to 42 at December 31, 2016.

➢	The Company divested its residential mortgage originations business and trust division, which were not part of the Company’s core business plan and strategy.

➢	The Company’s total loans were $9.5 billion at December 31, 2016, a $1.7 billion increase over 2015; total deposits were $10.1 billion at December 31, 2016, a $2.0 billion increase over 2015.

➢	For the year ended December 31, 2016, net income was $140.0 million, or $1.07 per diluted common share, compared to net income of $66.1 million, or $0.60 per diluted common share, for 2015. At December 31, 2016, total assets were $14.2 billion, total loans were $9.5 billion and total deposits were $10.1 billion.

Mr. Kopnisky, our Chief Executive Officer, is evaluated by the Compensation Committee from a discretionary aspect based upon the overall performance of the Company, including its accomplishment of strategic plans as outlined above, stockholder return and certain material financial results of the Company for 2016.

For our executive officers other than our CEO, the Compensation Committee reviews each executive’s performance relative to corporate, business and individual considerations. Below are the primary factors considered by the Committee when determining payouts for each executive:

31

COMPENSATION DISCUSSION & ANALYSIS

•	Mr. Massiani, our Chief Financial Officer, exhibited strong leadership as CFO of the Company, enabling the Company to meet or exceed its growth targets and achieve strong operating results both organically and through acquisitions. He also created a high performing accounting, treasury and finance team, and completed a common equity offering, which raised $91.0 million in net proceeds.

•	Mr. Peoples, our Chief Banking Officer, exhibited strong leadership, successfully implementing our team-based strategy by attracting high performing teams and individuals to the Company. He successfully expanded the commercial banking teams from 29 to 33 during 2016 and integrated the asset-based lending business acquired from NewStar Financial and the franchise finance business acquired from GE Capital into the Company.

•	Mr. Whitwell, our Chief Operating Officer, exhibited effectiveness in establishing programs to transition the Company to a more effective platform for growth. He was directly responsible for leading several expense improvement initiatives and merger integration activities in 2016, and successfully disposed of the residential mortgage division and the assets of the trust division.

•	Mr. Finn, our Chief Risk Officer, has developed an effective enterprise risk management organization within the Company. Additionally, he built a strong leadership team that has the capacity to evolve with the growth and complexity of the Company with tightened controls under regulatory guidelines.

Final STI Plan Payouts – 2016

Based on both the above performance measures and the discretionary aspect, the 2016 cash incentive payments were awarded as follows relative to the 2016 target value:

Name/Title	2016 Target Value	2016 Cash Incentive Payment
Jack Kopnisky, President & CEO	$800,000	$900,000
Luis Massiani, SEVP & CFO	337,500	450,000
James R. Peoples, SEVP & CBO	356,250	400,000
Rodney Whitwell, SEVP & COO	225,000	240,000
Michael E. Finn, EVP & Chief Risk Officer	157,500	180,000

Equity Compensation/Long-Term Incentives

Another key element of executive compensation is the Company’s long-term incentive plan, which provides equity based compensation that supports our goals to provide performance-based compensation that is aligned with our stockholders’ interests and serves as a long-term retention tool for high performing executives. Shares granted as part of the long-term incentive plan are issued from the 2015 Omnibus Plan.

The Company’s annual long-term incentive program targets 60% of an award in performance shares while 40% of an award consists of time-vested stock. Performance shares vest based on adjusted 3-year ROATA and 3-year adjusted EPS Growth compared to the KBW Regional Bank Index.  In addition, in order to be eligible to earn an award, two (2) performance hurdles must be achieved (EPS must be a minimum of $1.10 per share and ROATA must be a minimum of one hundred and eight (108) basis points at the end of the performance period). Restricted stock vests ratably over a three (3)-year period and is granted on a holistic basis to consider Company and individual performance.  Both awards have an additional one (1)-year hold period upon vesting.

The Compensation Committee believes the long-term incentive program reinforces our strong focus on pay for performance and aligns our executives with stockholder interests.

32

COMPENSATION DISCUSSION & ANALYSIS

2016 Long-Term Incentive Opportunities

The Compensation Committee approved the 2016 equity grants summarized below. For more information on the assumptions used in determining the fair value of these awards, refer to the “Grants of Plan-Based Awards in 2016” table included herein on page 40.

NEO	Restricted Stock(1)	Performance Shares(2)	Total
Jack Kopnisky	$380,004	$720,006	$1,100,010
Luis Massiani	172,495	202,507	375,002
James R. Peoples	213,747	213,747	427,494
Rodney Whitwell	146,249	146,249	292,499
Michael E. Finn	69,998	104,998	174,996

___________________

(1)	Restricted Stock Awards: Fair value is based on the Company’s closing stock price on the date of the grant.
(2)	Performance Awards: Fair value is based on the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718.

Vesting of Fiscal 2014-2016 Performance Share Awards

Our annual long-term incentive program rewards performance using both relative ROATA and relative EPS growth over a three-year cycle. Each year begins a new three-year performance cycle, and performance measures and payout range are established at the beginning of the cycle. Our fiscal year 2014 performance awards, which pre-dated our fiscal year end change from September 30 to December 31, had a measurement period from October 1, 2013 until September 30, 2016. The payout for such performance awards can range from 0% to 150% of target based 50% on the Company’s ROATA ranking relative to the KBW Regional Bank Index and based 50% on the Company’s EPS Growth ranking relative to the KBW Regional Bank Index. For both the measurement of ROATA and EPS growth, each are measured against the index annually and the average of three-year rankings will determine performance.

For each of the fiscal years ended September 30, 2014, 2015 and 2016, the Company had a ROATA of 0.88% (24th percentile), 1.10% (54th percentile) and 1.17% (74th percentile), respectively, compared to the index peer group. The average percentile rank of the three years (51st percentile) results in a payout of 101.3% of target:

Peer Group Percentile	ROATA 2014	ROATA 2015	ROATA 2016
75th Percentile (Maximum)	1.2%	1.2%	1.2%
50th Percentile (Target)	1.1%	1.1%	1.0%
35th Percentile (Threshold)	1.0%	1.0%	1.0%
Sterling	0.88%	1.10%	1.17%

For each of the fiscal years ended September 30, 2014, 2015 and 2016, the Company had EPS growth of 35.6% (92nd percentile), 29.4% (94th percentile), and 18.7% (90th percentile), respectively, compared to the index peer group. The average percentile rank of the three years (92nd percentile) results in a payout of 150% of target.

Peer Group Percentile	EPS Growth 2014	EPS Growth 2015	EPS Growth 2016
75th Percentile (Maximum)	23.1%	13.4%	10.8%
50th Percentile (Target)	8.5%	6.4%	4.6%
35th Percentile (Threshold)	3.0%	1.7%	0.0%
Sterling	35.6%	29.4%	18.7%

33

COMPENSATION DISCUSSION & ANALYSIS

The final payout is then calculated based equally on relative ROATA and relative EPS growth:

Measure	Percentile Rank	Payout (% of Target)
Relative EPS Growth	92.2%	150.0%
Relative ROATA Growth	50.7%	101.3%
FINAL PAYOUT		125.7%

The final payout of 125.7% of target resulted in the following shares vesting under the fiscal 2014 performance awards for our NEOs, with the exception of Mr. Finn, who was not yet with the Company when the fiscal 2014 performance awards were granted:

Long Term Equity Plan Payout for the Fiscal 2014-2016 Performance Share Awards
	Shares Granted October 2013	Shares Vesting Based on Fiscal 2014- 2016 Performance (at 125.7% of Target)
Jack Kopinsky	11,884	14,938
Luis Massiani	4,621	5,809
James Peoples	4,621	5,809
Rodney Whitwell	3,499	4,398

Benefits

The Company sponsors a variety of benefit plans for all employees. These benefits include a tax-qualified 401(k) Plan (the “Sterling 401(k) Plan”), a tax qualified defined benefit pension plan, life insurance, and health and other welfare benefits.

The Company also provides certain executive benefits and perquisites that are designed to provide benefits to executives to address tax code limitations. The Company’s policy on benefits has been to provide benefits consistent with market practice.

Benefits and perquisites provided for executives include:

•	Supplemental Retirement Benefits - The Company provides the CEO with supplemental retirement benefits to make up for benefits that would otherwise be payable under our tax-qualified plans if specified tax code limitations did not apply.

•	Insurance - The Company provides the CEO with supplemental long-term disability insurance, long-term care insurance, and life insurance.

•	Perquisites - The Company does not provide significant perquisites or personal benefits to its executives. In addition, the Company has eliminated club memberships and vehicles that had previously served as modest perquisites, except for those contractually agreed upon as part of director consulting and director services and covenant agreements.

Other Matters

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee takes into account the various tax and accounting implications of compensation and benefit vehicles utilized by the Company.

•	The Company expenses all restricted stock awards and stock option grants in accordance with the FASB Accounting Standards Codification Topic 718 - Compensation - Stock Compensation.

•	Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction for compensation paid to each of the CEO and the next three (3) most highly compensated executive officers (excluding the principal financial officer) to

34

COMPENSATION DISCUSSION & ANALYSIS

$1,000,000. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by the stockholders. Our stockholders have approved the 2015 Omnibus Plan, which is designed to allow the deduction as an expense on behalf of the Company for income realized by the participant upon the payment of performance-based compensation awards and income realized on the exercise of nonqualified stock options. Generally, the Compensation Committee strives to maximize the Company’s federal income tax deductions for compensation expense.  Nonetheless, the Compensation Committee believes that there are circumstances in which the provision of compensation that is not fully deductible may be more consistent with its compensation philosophy and objectives and may be in the best interests of the Company and its stockholders. The Compensation Committee’s ability to retain flexibility in this regard may, in certain circumstances, outweigh the advantages of qualifying certain compensation as deductible under Section 162(m).

Adjustment or Recovery of Awards

Under Section 304 of the Sarbanes-Oxley Act of 2002, if the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirements based upon a judicial determination of misconduct, the CEO and the CFO must reimburse the Company for:

•	Any bonus or other incentive-based or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document; and

•	Any profits realized from the sale of Company securities during the twelve (12) month period.

The Company also maintains a clawback policy which provides that in the event that the Company is required to prepare an accounting restatement, each executive officer shall reimburse the Company for part or the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for the performance periods subject to the restatement.  For purposes of this policy, (i) the term “incentive awards” means awards under the Company’s 2015 Omnibus Plan and equity awards, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the Company; and (ii) the term “executive officer” means any individual who is a current or former officer of the Bank within the meaning of Section 16(a) of the Exchange Act and Rule 16a-1(f). The Company may seek to reclaim incentive awards within a three (3)-year period of the incentive payout.

Consideration of Prior Amounts Realized

In furtherance of the Company’s strategy of emphasizing rewards for future superior performance, prior compensation outcomes, including stock compensation gains, are generally not considered in setting future compensation levels.

Stock Ownership Guidelines

The Nominating and Corporate Governance Committee has concluded that NEOs and Board members should own a significant amount of the Company’s stock. Any person nominated, appointed or elected to the Board, in order to qualify as such, must own and thereafter continue to hold at least 500 shares of the Company’s common stock from the time of first appointment or election to the Board. In addition, the following individuals must own the number of shares stated below:

STOCK OWNERSHIP GUIDELINES
	Lesser of
Position	Multiple of Salary/Retainer	# of Shares
CEO	6x Base Salary	300,000
Other NEOs	2x Base Salary	40,000
Directors	5x Board Retainer	20,000

The period to achieve compliance is five (5) years from the day of first appointment to the Board or NEO position, unless approved by the Nominating and Corporate Governance Committee, which monitors ownership levels and compliance on an annual

35

COMPENSATION DISCUSSION & ANALYSIS

basis. Below is a summary of shares that qualify for the ownership requirements described above (unexercised stock options are excluded):

•	Beneficially owned shares that the individual owns or over which he or she has voting power, including the power to vote (including restricted shares), can direct the voting and/or investment power, including the power to dispose or to direct the disposition.

•	Shares owned by an individual in the Company’s benefit plans (e.g., Sterling 401(k) Plan).

•	Shares held by an investor in the Company for which a Board member serves as a designee.

NEOs and Board members are expected to hold 75% of any net shares received through compensatory equity based grants until the ownership guidelines are achieved. Once an NEO or Board member achieves the ownership requirement, he/she is no longer restricted by this holding requirement; provided his/her total stock ownership level does not fall below the ownership guidelines. As of March 30, 2017, each of our NEOs and Board members met the applicable stock ownership guidelines.

Anti-Hedging and Pledging Restriction Policy

The Company discourages the practices of hedging and/or pledging of Company common stock by officers and directors, and has policies relating to such practices. Pursuant to the Company’s insider trading policy and stock ownership guidelines, officers and directors of the Company are prohibited from engaging in any hedging transactions (which include short sale transactions, purchases of Company common stock on margin, and buying or selling any puts, calls or other options that have the effect of reducing the economic exposure to the shares of common stock). In addition, officers and directors are encouraged to restrict their pledging company securities as collateral for margin purchases or a loan. The Nominating and Corporate Governance Committee may, however, make any exception for this pledging limitation if good cause is shown. Currently, Messrs. Helmer, Landy and Thompson, each a director on the Board, has received approval from the Nominating and Corporate Governance Committee to pledge Company common stock as collateral. See “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” above.

Employment Arrangements

The Company and the Bank have entered into employment arrangements with all NEOs. On December 8, 2015, the Company entered into amended and restated employment agreements with both Mr. Kopnisky and Mr. Massiani. On October 31, 2016, the Company and the Bank entered into new employment agreements with Mr. Peoples and Mr. Whitwell to replace their existing employment agreements. On December 22, 2014, the Company and the Bank entered into an employment retention letter agreement with Mr. Finn that went into effect upon the completion of the HVB Merger on June 30, 2015 and continued to be in effect during 2016. While the Company entered into a new employment agreement with Mr. Finn on November 10, 2016, that agreement is not effective until July 1, 2017 (both Mr. Finn’s retention letter agreement and his new employment agreement are discussed within this Proxy Statement). Such employment arrangements do not contain evergreen provisions nor Code Section 280G and 4999 golden parachute tax gross-up provisions. Additionally, we do not provide for the acceleration of vesting of stock options or restricted shares as a single trigger provision for potential payments upon a change in control. For a discussion of employment terms, see “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control.”

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers, including the NEOs. Although management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of the CD&A, the Compensation Committee has reviewed and discussed the CD&A with management and is satisfied it represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. Based on this review and discussion with management, we recommend to the Board that the CD&A be included in this Proxy Statement for filing with the SEC.

36

COMPENSATION DISCUSSION & ANALYSIS

Richard O’Toole, Committee Chair
John Cahill
Burt Steinberg
Craig Thompson

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been during the last completed year, an officer or employee of the Company or an officer or employee of any Company subsidiary. During 2016, none of our executive officers served on the Compensation Committee (or equivalent), or the Board of another entity whose executive officer(s) served on the Compensation Committee or Board of the Company.

Compensation Practice and Risk

The Compensation Committee considers annually, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. The goal of the Compensation Committee is to establish a compensation program designed to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio of compensation to the NEOs and other executive officers that is expected to reward the creation of stockholder value over time. To help achieve this goal, the Compensation Committee considers the risk profile of the primary compensation elements. The Compensation Committee believes that because the base salaries of the NEOs and other executive officers are fixed in amount they do not encourage inappropriate risk-taking. In addition, a significant proportion of compensation provided to the NEOs and other executive officers is in the form of equity awards that have performance and retention features that extend over a period of years. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and other stockholder friendly measures (i.e., ROATA or EPS growth) and are subject to long-term vesting schedules to help ensure that the NEOs and other executive officers have significant value tied to long-term stock price performance. In particular, all equity compensation is either based on performance over a three (3)-year period or does not fully time vest for at least a three (3)-year period, which encourages the NEOs and other executive officers to focus on long-term performance in addition to annual results, further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

In addition, awards under the STI Plan, the Company’s former 2014 SI Plan (which still has awards outstanding even though no new awards are made under this plan) and the 2015 Omnibus Plan are subject to clawback based on certain factors. See “Adjustment or Recovery of Awards” above. Such factors include the outcomes of our risk scorecard. The risk scorecard provides a formal structure to enable the Compensation Committee to systematically assess whether or not to adjust incentive compensation of our NEOs and executive officers in light of negative risk outcomes. Finally, and consistent with our compensation philosophy of rewarding the NEOs and other executive officers based on our long-term success, our Code of Ethics and Insider Trading Policy prohibit all employees, including the NEOs and other executive officers, from speculative trading in our stock.

Executive Compensation

The following table summarizes the compensation paid to our NEOs for fiscal years ended December 31, 2016 and 2015, the period from October 1, 2014 until December 31, 2014 (under the heading “Transition”) and the fiscal year ended September 30, 2014. Because the Company, effective as of January 29, 2015, adjusted its fiscal year end from September 30 to December 31, this Summary Compensation Table contains information from the Transition period in order to provide the required fulsome compensation disclosure for the three (3) most recent fiscal years.

37

COMPENSATION DISCUSSION & ANALYSIS

SUMMARY COMPENSATION TABLE
Name and Principal Positions (a)	Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)(1)	Non-Equity Incentive Plan Compensation ($) (g)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(3)	Total ($) (j)
Jack Kopnisky, President and CEO	2016	$800,000	$––	$1,100,010	$––	$900,000	$3,443	$ 57,107	$2,860,560
	2015	750,000	—	3,500,005(4)	—	700,000	1,354	47,835	4,999,194
	Transition	179,167	—	900,010	—	500,000	1,619	19,655	1,600,451
	2014	646,154	—	270,004	330,543	—	3,935	67,474	1,318,110
Luis Massiani, SEVP & Chief Financial Officer	2016	450,000	––	375,002	––	450,000	––	17,656	1,292,658
	2015	400,000	—	999,992(4)	—	300,000	—	12,566	1,712,558
	Transition	100,000	—	263,992	—	225,000	—	1,516	590,508
	2014	396,154	—	104,989	52,711	—	—	11,310	565,164
James Peoples, SEVP & Chief Banking Officer	2016	475,000	––	427,424	––	400,000	––	18,757	1,321,181
	2015	400,000	—	—	—	275,000	—	4,765	679,765
	Transition	100,000	—	310,297	—	200,000	—	1,653	611,950
	2014	396,154	—	91,868	39,534	—	—	9,843	537,399
Rodney Whitwell, SEVP & Chief Operating Officer (5)	2016	372,917	––	292,499	––	240,000	––	14,672	920,087
	2015	350,000	—	—	—	230,000	—	11,372	591,372
	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Michael E. Finn, EVP & Chief Risk Officer(6)	2016	350,000	––	174,996	––	180,000	––	12,483	717,479
	2015	169,212	50,000	199,994(4)	—	145,000	—	2,085	566,291
	—	—	—	—	—	—	—	—	—
___________________

(1)	Represents the aggregate grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718. For more information on the assumptions used in determining the fair value of these awards, see note 12 to the audited financial statements (Stock-Based Compensation) in the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017. Additionally, the grant date fair value amounts of each individual 2016 option award are found below in the table “Grants of Plan-Based Awards in 2016.”

(2)	Annual incentive awards were based on performance for 2016 and paid in February 2017. Potential threshold, target and maximum payouts for these awards are found below in the table “Grants of Plan-Based Awards in 2016.”

(3)	Details of the amounts reported in the “All Other Compensation” column for 2016 are provided in the table below.

38

COMPENSATION DISCUSSION & ANALYSIS

ALL OTHER COMPENSATION FOR FISCAL YEAR 2016
Name (a)	401(k) Plan ($) (b)	Contribution on Employee Life and LTD Insurance Benefits ($) (c)	Disability Insurance ($) (d)	Long- term Care ($) (e)	Dividends on Unvested Restricted Stock ($) (f)	Perquisites ($) (g)	Total ($) (h)
Jack Kopnisky	$7,950	$4,212	$9,543	$3,785	$31,617	—	$57,107
Luis Massiani	7,950	324	––	––	9,382	––	17,656
James Peoples	7,950	324	––	––	10,483	––	18,757
Rodney Whitwell	7,950	324	––	––	6,398	––	14,672
Michael E. Finn	7,950	324	––	––	4,209	––	12,483

___________________

Column Notes:

(b) Represents the Company’s contributions to the Sterling 401(k) plan for the NEOs.

(4)	Amounts shown represent the aggregate grant date fair value of both restricted stock and performance share awards calculated in accordance with FASB ASC Topic 718. The fair value of performance shares is calculated based upon the probable performance under the awards’ goals, which was target performance achievement. For these particular awards their target performance is the same value as their maximum payout. For more information on the assumptions used in determining the fair value of these awards, see note 12(e) to the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 27, 2017. Additionally, the closing price per share in year 2016 used to calculate the value of restricted stock awards, as well as the grant date fair value amounts of each individual 2016 stock award is found below in the table “Grants of Plan-Based Awards in 2016.”

(5)	Mr. Whitwell was designated an NEO for the first time in 2015.

(6)	Mr. Finn joined the Company effective June 30, 2015 from Legacy HVB upon the effectiveness of the HVB Merger. As such, he was designated an NEO in 2015 for the first time with the Company.

39

COMPENSATION DISCUSSION & ANALYSIS

Grants of Plan-Based Awards in 2016

The following table sets forth information with respect to our NEOs concerning the grant of plan-based awards during 2016.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(3)	(l)(4)
Jack	—	$400,000	$800,000	$1,200,000	—	—	—	—	$—
Kopnisky	2/18/2016	—	—	—	—	—	—	26,742(5)	380,004
	2/18/2016	—	—	—	25,335	50,669	76,004	—	720,006
Luis	—	168,750	337,500	506,250	—	—	—	—	—
Massiani	2/18/2016	—	—	—	—	—	—	12,139(5)	172,495
	2/18/2016	—	—	—	7,126	14,251	21,377	—	202,507
James	—	178,125	356,250	534,375	—	—	—	—	—
Peoples	2/18/2016	—	—	—	—	—	—	15,042(5)	213,747
	2/18/2016	—	—	—	7,521	15,042	22,563	—	213,747
Rodney	—	111,875	223,750	335,625	—	—	—	—	—
Whitwell	2/18/2016	—	—	—	—	—	—	10,292(5)	146,249
	2/18/2016	—	—	—	5,146	10,292	15,438	—	146,249
Michael E.	—	78,750	157,500	236,250	—	—	—	—	—
Finn	2/18/2016	—	—	—	—	—	—	4,926(5)	69,998
	2/18/2016	—	—	—	3,695	7,389	11,084	—	104,998

__________________
(1)	Represents potential annual cash incentive amounts payable pursuant to the STI Plan.

(2)	Represents the number of performance shares that may vest if performance goals are achieved over a three (3)-year period.

(3)	Represents the number of restricted stock awards granted.

(4)	Fair value of awards is computed as follows:
•	Restricted Stock Awards: Fair value is based on the Company’s closing stock price on the date of the grant.

(5)	This restricted stock award vests annually in three (3) equal installments beginning on February 18, 2017. The closing price of the Company’s common stock on the date of grant was $14.21.

Executive Officer Incentive Plan

Please see the CD&A section titled “Annual Cash Incentive Compensation” for a description of the performance conditions and other material terms of the 2015 Omnibus Plan.

40

COMPENSATION DISCUSSION & ANALYSIS

2014 Stock Incentive Plan and 2015 Omnibus Plan

The Company’s stockholders approved the 2015 Omnibus Plan on May 28, 2015. The 2015 Omnibus Plan replaced the 2014 Stock Incentive Plan (the “2014 SI Plan”), and has a total of 2,800,000 shares of common stock, plus 1,654,318 shares (the number of shares remaining available for grant under the 2014 SI Plan) authorized for issuance upon adoption, for a total of 4,454,318 shares. There were 3,639,838 shares available for future grant as of December 31, 2016. The Company’s 2014 SI Plan was a stockholder-approved plan that permitted the grant of equity awards to its employees for up to 2,796,220 shares of common stock. The Company no longer makes awards under the 2014 SI Plan. Under both the 2015 Omnibus Plan and the 2014 SI Plan, options have up to a ten (10)-year term and may be either non-qualified stock options or incentive stock options. Each option entitles the holder to purchase one (1) share of common stock at an exercise price equal to the fair market value of the stock on the grant date. Employees who retire under circumstances in accordance with the terms of the 2014 SI Plan may be entitled to accelerate the vesting of individual awards, while under the 2015 Omnibus Plan all of the terms relating to acceleration of award vesting will be set forth in the applicable award agreement. For a further description of the equity awards issued to our NEOs, please see the CD&A section titled “Equity Compensation/Long-Term Incentives.”

41

COMPENSATION DISCUSSION & ANALYSIS

Stock Awards and Stock Option Grants Outstanding

The following tables set forth information regarding stock awards and stock options outstanding as of the 2016 year end.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise	Option Expiration	Number of Shares or Units of Stock that have not Vested	Market Value of Shares or Units of Stock that have not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not
Name (a)	Exercisable (#) (b)	Unexercisable (#) (c)	(#) (d)	Price ($) (e)	Date (f)(1)	(#) (g)(2)	Vested ($) (h)(3)	Vested (#) (i)(4)	Vested ($) (j)(5)
Jack Kopnisky	54,100	—	—	$ 9.00	11/20/2022	—	—	—	—
	54,435	—	—	11.36	10/24/2023	—	—	—	—
	75,000	—	—	11.77	11/1/2023	—	—	—	—
	—	—	—	—	—	11,338(6)	$265,309	34,014	$795,928
	—	—	—	—	—	25,234(7)	590,476	—	—
	—	—	—	—	—	180,505	4,223,817(8)	—	—
	—	—	—	—	—	17,828(9)	417,175	50,669	1,185,655
Luis Massiani	25,000	—	—	9.28	12/5/2022	—	—	—	—
	21,169	—	—	11.36	10/24/2023	—	—	—	—
	—	—	—	—	—	3,326(6)	77,828	9,977	233,462
	—	—	—	—	—	60,168	1,407,931(8)	—	—
	—	—	—	—	—	8,093(9)	189,376	14,251	333,473
James Peoples	25,000	—	—	6.97	11/30/2021	—	—	—	—
	19,100	—	—	9.00	11/20/2022	—	—	—	—
	15,877	—	—	11.36	10/24/2023	—	—	—	—
	—	—	—	—	—	4,493(6)	105,136	9,977	233,462
	—	—	—	—	—	10,028(9)	234,655	15,042	351,983
Rodney Whitwell	12,000	—	—	6.86	8/15/2021	—	—	—	—
	12,000	—	—	8.73	3/27/2022	—	—	—	—
	14,500	—	—	9.00	11/20/2022	—	—	—	—
	16,028	—	—	11.36	10/24/2023	—	—	—	—
	—	—	—	—	—	2,910(6)	68,094	8,730	204,282
	—	—	—	—	—	6,862(9)	160,571	10,292	240,833
Michael Finn	—	—	—	—	—	9,070(10)	212,238	—	—
	—	—	—	—	—	3,284(9)	76,846	7,389	172,903

___________________

(1)	Stock options generally expire ten (10) years after the grant date.

(2)	Represents the number of restricted stock awards that were not vested as of the 2016 year end.

(3)	Represents the value of the unvested restricted stock awards based on the Company’s closing stock price on December 30, 2016 of $23.40.

(4)	Represents the number of performance shares that may vest if performance goals are achieved over a three (3)-year period. Assumes target performance achievement.

42

COMPENSATION DISCUSSION & ANALYSIS

(5)	Represents the value of the unvested performance shares based on the Company’s closing stock price on December 30, 2016 of $23.40. For each of our NEOs, the amounts listed include the following:

Amount Includes

Name	Unvested Performance Shares at Target	Performance Period	When Vesting Occurs if Performance Measures are Met
Jack Kopnisky	34,014	2014-2017	After December 31, 2017
	180,505	2015-2018	After December 31, 2018
	50,669	2016-2019	After December 31, 2019
Luis Massiani	9,977	2014-2017	After December 31, 2017
	60,168	2015-2018	After December 31, 2018
	14,251	2016-2019	After December 31, 2019
James Peoples	9,977	2014-2017	After December 31, 2017
	15,042	2016-2019	After December 31, 2019
Rodney Whitwell	8,730	2014-2017	After December 31, 2017
	10,292	2016-2019	After December 31, 2019
Michael Finn	7,389	2016-2019	After December 31, 2019
___________________

(6)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on October 23, 2015.

(7)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on January 27, 2016.

(8)	These awards are special equity-based performance awards granted in connection with each of Messrs. Kopnisky’s and Massiani’s Amended and Restated Employment Agreements, each executed on December 8, 2015. Each award had three (3) performance goals (with each applying to one-third (1/3) of the total number of shares granted) based upon predetermined percentages of total stockholder return (“TSR”). The predetermined performance goals of percentages of total stockholder return for such awards were fully achieved as of November 22, 2016. Specifically, the first goal was met on November 10, 2016 when the Company achieved TSR of 8.44%; the second goal was met on November 16, 2016 when the Company achieved TSR of 12.20%; and the third and final goal was met on November 22, 2016 when the Company achieved TSR of 16.03% (all calculations were based on 30-day trailing average closing share price). Accordingly, the shares related to such award will be settled in shares of restricted stock, which will subsequently vest at the end of the award term on December 31, 2018, assuming the executive satisfies the remaining service requirement.

(9)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on February 18, 2016.

(10)	This award is a retention award pursuant to Mr. Finn’s Retention Letter Agreement. These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on June 30, 2016.

43

COMPENSATION DISCUSSION & ANALYSIS

Options Exercised and Stock Vested

The following table represents the vesting of stock awards for each NEO, on an aggregate basis, during 2016. There were no options exercised by the NEOs during 2016 other than by Mr. Kopnisky, as noted below.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1) (b)	Value Realized on Vesting ($)(2) (c)
Jack Kopnisky	107,526	$933,326	42,855	$797,167
Luis Massiani	—	—	10,676	215,294
James Peoples	—	—	11,458	228,980
Rodney Whitwell	—	—	8,475	169,863
Michael E. Finn	—	—	4,535	71,200

___________________
(1)	The vested shares reflected in this column include vested performance share awards issued in fiscal 2014 that were fully vested on November 15, 2016 at 125.7% of target for the following individuals: Mr. Kopnisky received 14,938 vested shares; Mr. Massiani received 5,809 vested shares; Mr. Peoples received 5,809 vested shares; and Mr. Whitwell received 4,390 vested shares. Mr. Finn had not yet joined the Company when the fiscal 2014 performance share awards were granted.

(2)	The value of restricted stock awards realized on vesting is based on the Company’s closing stock price on the vesting dates.

Non-qualified Deferred Compensation for NEOs

The Company maintains its non-qualified supplemental retirement benefits plan (the “SERP”). The purpose of the SERP is to make up for benefits that would otherwise be payable under the Sterling 401(k) Plan. Such compensation includes amounts over the qualified plan compensation limit. Rather than adding a different measure of value, the SERP restores the value executives lose under the plan due to government limitations (described above). The Compensation Committee determines employees that may participate in the SERP. Currently, the CEO is the sole participant in the SERP.

A participant’s supplemental retirement benefit under the SERP is adjusted for deemed earnings at a “default rate,” or, if elected by a participant, based on one or more hypothetical investments in investment options consisting of mutual funds in 2016, that are available under the Sterling 401(k) Plan. The investment in mutual funds earned an average rate of return of 9.86% in 2016.

Supplemental benefits under the SERP are generally paid in cash. All obligations arising under the SERP are payable from the general assets of Sterling, although Sterling has established a rabbi trust to help pay benefits under the SERP. The assets of the trust are at all times subject to the claims of Sterling’s general creditors. It is Sterling’s current policy not to fund the rabbi trust with Company common stock.

The following table sets forth information regarding amounts accrued by the NEOs during 2016 under each defined contribution or other plan that provides for the deferral of compensation on a non-tax qualified basis.

NON-QUALIFIED DEFERRED COMPENSATION
Name (a)	Executive Contributions ($) (b)	Registrant Contributions ($) (c)	Aggregate Earnings ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Period End ($) (f)
Jack Kopnisky	—	—	$3,443	—	$38,352

44

COMPENSATION DISCUSSION & ANALYSIS

Employment-Related Agreements and Potential Payments Upon Termination or Change in Control

We have employment agreements with each of our NEOs. The principal terms of those agreements, as of December 31, 2016, are summarized below. As defined in Messrs. Kopnisky, Massiani, Peoples and Whitwell’s employment agreements, “Cause” means the following: the executive’s failure or refusal to substantially perform his duties under the agreement, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, breach of the Company’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that, in the reasonable opinion of the Board, will likely cause substantial financial harm or substantial injury to the reputation of the Company or the Bank, willfully engaging in actions that, in the reasonable opinion of the Board, will likely cause substantial financial harm or substantial injury to the business reputation of the Company or the Bank, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the employment agreement. As defined in Mr. Finn’s employment agreement, “Cause” means the executive’s conviction of a felony, breach of a fiduciary duty involving personal profit to the executive or intentional failure to perform stated duties reasonably associated with the executive’s position; provided, however, an intentional failure to perform stated duties shall not constitute Cause unless and until the Board provides the executive with written notice setting forth the specific duties that, in the Board’s view, the executive has failed to perform and the executive is provided a period of thirty (30) days to cure such specific failure(s) to the reasonable satisfaction of the Board.

As defined in Messrs. Kopnisky, Massiani, Peoples and Whitwell’s employment agreements, “Good Reason” means the following (without the executive’s consent): (i) a material reduction of any element of compensation and benefits required to be provided to the executive in accordance with any of the provisions of Section 3 of the executive’s employment agreement; (ii) a material adverse change in the executive’s functions, duties or responsibilities with the Company or Bank that would cause the executive’s position to become one of materially lesser responsibility, importance or scope; (iii) the Company requiring the executive to be based at any office or location other than as provided in Section 4 of the executive’s employment agreement resulting in an increase in the executive’s commute of thirty (30) miles or more; or (iv) a material breach of the employment agreement by the Company or the Bank; provided, however, that such breach shall not constitute Good Reason unless the executive provides the Bank with written notice within ninety (90) days after the initial occurrence thereof, the Bank fails to cure the situation within thirty (30) days following notice delivery (or such longer cure period mutually agreed upon), and the executive terminates employment within thirty (30) days after expiration of such cure period if the Bank does not cure. As defined in Mr. Finn’s employment agreement through his change in control agreement, “Good Reason” means the following (without the executive’s consent): (i) assigning the executive duties that are materially inconsistent with the executive’s position (including status, offices, title and reporting requirements), or a material diminution in the executive’s position, authority, duties or responsibilities from those which the executive held immediately prior a change in control; (ii) requiring the executive to be based at any office which is more than a thirty (30) mile radius from the office at which the executive was based immediately prior to a change in control; (iii); a material diminution in the executive’s annual base salary or awards due to the executive under the incentive plans; or (iv) any other action or inaction that constitutes a material breach by the Bank or the Company of any agreement pursuant to which the executive performs services for the Bank or the Company.

Jack Kopnisky

Employment Agreement Terms

On December 8, 2015, we entered into an amended and restated employment agreement among Mr. Kopnisky, the Company and the Bank to replace his prior employment agreement dated as of June 20, 2011, and amended as of November 26, 2012 and April 3, 2013.

Mr. Kopnisky’s employment agreement provides for a term ending on December 31, 2018 (unless in the event of a “change in control” (as defined in the employment agreement)). In the event of a “change in control,” the employment agreement will be terminated upon the second anniversary date of the change in control, if later than December 31, 2018. Mr. Kopnisky’s employment agreement provides for an annual base salary of seven hundred fifty thousand dollars ($750,000), which was increased to eight hundred thousand dollars ($800,000) effective as of January 1, 2016 and further possible upward adjustment (his base salary shall not be reduced without Mr. Kopnisky’s consent), and a target annual bonus as determined by the Compensation Committee. In addition to an annual salary and bonus, the employment agreement provides that Mr. Kopnisky is entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans, supplemental life insurance and supplemental long-term disability and any other employee benefit plans.

45

COMPENSATION DISCUSSION & ANALYSIS

Mr. Kopnisky’s employment agreement also provided for the grant in 2015 of an equity-based performance award promptly following the effective date of the employment agreement, having an aggregate value equal to three million dollars ($3,000,000) (the “Kopnisky December 2015 Performance Award”). The award had three (3) performance goals (with each applying to one-third (1/3) of the total number of shares granted) based upon predetermined percentages of total stockholder return. The performance goals have been achieved during the performance period. Accordingly, the shares related to such award will be settled in shares of restricted stock, which will subsequently vest at the end of the award term on December 31, 2018, assuming Mr. Kopnisky satisfies the service requirement.

In the event that the Company terminates Mr. Kopnisky for Cause, Mr. Kopnisky resigns from employment without Good Reason, or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations (i.e., unpaid earned compensation, expense reimbursements and benefit entitlements). Termination of employment will not be deemed to be for Cause unless and until there has been delivered to Mr. Kopnisky a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Kopnisky and he is given an opportunity, together with his counsel, to be heard before the Board).

Further, in the event of termination for death or disability, the terms of Mr. Kopnisky’s restricted stock awards state that they shall become fully vested; provided, however, that pursuant to the terms of his performance stock awards, any equity based awards that have vesting, in whole or in part, contingent upon achieving certain performance goals shall be deemed to be fully achieved at target as of the date of his termination of employment with such vesting calculated on a pro rata basis. The pro rata portion will be determined by calculating the total number of awarded shares that would have been received if his employment had not terminated prior to the end of the performance period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment he completed after the award date, and the denominator of which is the number of full and partial months between the award date and the end of the performance period.

If the Company terminates Mr. Kopnisky without Cause or Mr. Kopnisky voluntarily resigns for Good Reason, then Mr. Kopnisky will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the product of two (2) times the sum of his annual base salary in effect immediately prior to termination of employment and the amount of his target bonus for the year of termination, and (ii) monthly payments equal to his monthly premiums for post-employment group health plan continuation coverage under the Company’s group health plan for a period of eighteen (18) months following termination of employment (the “COBRA Payments”).

However, if Mr. Kopnisky is terminated without Cause or resigns for Good Reason on or within twenty-four (24) months following a “change in control,” then he will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the product of three (3) times the sum of his annual base salary in effect immediately prior to termination of employment and the amount of his target bonus for the year of termination, and (ii) the COBRA Payments. Further, upon such termination within twenty-four (24) months after a change in control, all then-outstanding stock options, the Kopnisky December 2015 Performance Award and other equity-based awards shall become fully vested; provided, however, that any stock options and other equity-based awards tied to the achievement of one or more performance goals shall be deemed to be fully achieved at target as of the date of Mr. Kopnisky’s termination of employment and such vesting calculated on a pro rata basis. The pro rata amount is determined by dividing the total number of days during the scheduled vesting period during which Mr. Kopnisky was employed relative to the total number of days during the scheduled vesting period. That fraction is then multiplied by the total amount of performance awards for which Mr. Kopnisky would have been eligible.

Under Mr. Kopnisky’s employment agreement, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would result in Mr. Kopnisky receiving greater compensation and benefits on an after-tax basis.

The employment agreement also provides that, for a period of twelve (12) months following the termination of Mr. Kopnisky’s employment for any reason, he will be restricted from competing with the Company and its affiliates and from soliciting the Company’s and its affiliates’ respective customers or employees. In the event of a change in control, the non-compete provision would not apply. These provisions can be waived with the written consent of the Company. Mr. Kopnisky’s entitlement to any severance payments or benefits is subject to his compliance with these non-solicitation and non-competition requirements.

A seventy-five percent (75%) vote of the full Board was required to remove Mr. Kopnisky from the Board or to modify the employment agreement, in each case through October 31, 2016, none of which occurred.

46

COMPENSATION DISCUSSION & ANALYSIS

Potential Payments Upon Termination or Change in Control

The following table presents the benefits that would be received by Mr. Kopnisky, our President and CEO, pursuant to Mr. Kopnisky’s employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2016.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination Without Good Reason or Termination With Cause	—	—	—	—
Termination Without Cause or For Good Reason	$3,200,000	—	$28,799	$3,228,799
Disability / Death	—	$6,294,351	—	6,294,351
Retirement(2)	—	—	—	—
Change in Control:
Termination Without Cause or For Good Reason(3)	4,800,000	7,480,006	28,799	12,308,805

___________________

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $23.40 per share, which was the closing price of Sterling’s common stock on December 30, 2016.

(2)	Mr. Kopnisky is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.

(3)	Mr. Kopnisky would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.

Luis Massiani

Employment Agreement Terms

Also on December 8, 2015, we entered into an amended and restated employment agreement among Mr. Massiani, the Company and the Bank to replace his prior employment agreement, dated as of November 1, 2013.

Mr. Massiani’s employment agreement provides for a term ending on December 31, 2018 (unless in the event of a “change in control” (as defined in the employment agreement)). In the event of a “change in control,” the employment agreement will be terminated upon the second anniversary date of the change in control, if later than December 31, 2018. Mr. Massiani’s employment agreement provides for an annual base salary of four hundred thousand dollars ($400,000), which was increased pursuant to the terms of the agreement to four hundred fifty thousand dollars ($450,000) effective as of January 1, 2016 and further possible upward adjustment (his base salary shall not be reduced without Mr. Massiani’s consent), and a target annual bonus as determined by the Compensation Committee of the Board. In addition to an annual salary and bonus, the employment agreement provides that Mr. Massiani is entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans and supplemental long-term disability and any other employee benefit plans.

Mr. Massiani’s employment agreement also provided for the grant in 2015 of an equity-based performance award promptly following the effective date of the employment agreement, having an aggregate value equal to one million dollars ($1,000,000) (the “Massiani December 2015 Performance Award”); such one-time special performance award. The award had three (3) performance goals (with each applying to one-third (1/3) of the total number of shares granted) based upon predetermined percentages of total stockholder return. The performance goals have been achieved during the performance period. Accordingly, the shares related to such award will be settled in shares of restricted stock, which will subsequently vest at the end of the award term on December 31, 2018, assuming Mr. Massiani satisfies the service requirement.

In the event that the Company terminates Mr. Massiani for Cause, Mr. Massiani resigns from employment without Good Reason, Mr. Massiani resigns with Good Reason, or his employment ends due to his death or disability, then the Company shall only

47

COMPENSATION DISCUSSION & ANALYSIS

owe him for any accrued obligations (i.e., unpaid earned compensation, expense reimbursements and benefit entitlements). Termination of employment will not be deemed to be for Cause unless and until there has been delivered to Mr. Massiani a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Massiani and he is given an opportunity, together with his counsel, to be heard before the Board).

Further, in the event of termination for death or disability, the terms of Mr. Massiani’s restricted stock awards state that they shall become fully vested.

If the Company terminates Mr. Massiani’s employment without Cause, then Mr. Massiani will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the sum of his annual base salary in effect immediately prior to his termination of employment and the amount of his target bonus for the year of termination, and (ii) COBRA Payments.

If the Company terminates Mr. Massiani without Cause or he resigns for Good Reason on or within twenty-four (24) months following a “change in control,” then he will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash amount equal two (2) times the sum of his annual base salary in effect immediately prior to his termination of employment and the amount of his target bonus for the year of termination, and (ii) the COBRA Payments. Upon being terminated without Cause or resigning for Good Reason on or within twenty-four (24) months following a “change in control,” the Massiani December 2015 Performance Award shall become fully vested. Pursuant to the terms of Mr. Massiani’s other performance stock awards, any equity based awards that have vesting, in whole or in part, contingent upon achieving certain performance goals shall be deemed to be fully achieved at target as of the date of his termination of employment with such vesting calculated on a pro rata basis. The pro rata portion will be determined by calculating the total number of awarded shares that would have been received if his employment had not terminated prior to the end of the performance period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment he completed after the award date, and the denominator of which is the number of full and partial months between the award date and the end of the performance period.

Under the employment agreement, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code, but only if such reduction would result in Mr. Massiani receiving greater compensation and benefits on an after-tax basis.

Mr. Massiani’s employment agreement also provides that, for a period of twelve (12) months following the termination of his employment for any reason, he will be restricted from competing with the Company and its affiliates and, for a period of eighteen (18) months following the termination of his employment for any reason, he will be restricted from soliciting the Company’s and its affiliates’ respective customers or employees.

Potential Payments Upon Termination or Change in Control

The following table presents the benefits that would be received by Mr. Massiani, our Senior Executive Vice President & Chief Financial Officer, pursuant to Mr. Massiani’s employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2016.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination With or Without Good Reason, Termination With Cause	—	—	—	—
Termination Without Cause	$787,500	—	$38,761	$826,261
Disability / Death	—	$2,358,799	—	2,358,799
Retirement(2)	—	—	—	—

48

COMPENSATION DISCUSSION & ANALYSIS

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Change in Control:
Termination Without Cause or For Good Reason(3)	1,575,000	2,276,047	38,761	3,889,808

___________________

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $23.40 per share, which was the closing price of Sterling’s common stock on December 30, 2016.

(2)	Mr. Massiani is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.

(3)	Mr. Massiani would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.

James Peoples and Rodney Whitwell

Employment Agreement Terms

On October 31, 2016, we entered into new employment agreements with both Messrs. Peoples and Whitwell, each with a term ending on December 31, 2018 (or, if a change in control occurs prior thereto, the second anniversary of the date of the change in control, if later), to replace their previous employment agreements, dated as of November 1, 2013. Mr. Peoples’ agreement reflects his title of Chief Banking Officer, and provides for an annual base salary of $475,000 and Mr. Whitwell’s agreement provides for an annual base salary of $375,000, in both cases subject to annual review and possible upward adjustment (such base salary shall not be reduced without the executive’s consent). The executives’ agreements also provide for a target annual bonus as determined by the Compensation Committee based upon periodic reviews. Further, each executive is eligible to participate in any equity and/or other long-term compensation programs established by the Company for senior officers (on a no less favorable basis than target equity award opportunities generally available to similarly situated senior officers) all of the Company’s retirement, group life, health and disability insurance plans and any other employee benefit plans, including four (4) weeks of vacation each year.

Pursuant to each of the employment agreements for Messrs. Peoples and Whitwell, in the event that the Company terminates the executive for Cause, the executive resigns from employment without Good Reason, or his employment ends due to his death or disability, then the Company shall only owe the executive for any accrued obligations (i.e., unpaid earned compensation, expense reimbursements and benefit entitlements). Termination of employment will not be deemed to be for Cause unless and until there has been delivered to the executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the members of the Board at a meeting called and held for such purposes (after reasonable notice is provided to the executive and he is given an opportunity, together with his counsel, to be heard before the Board).

If, however, the Company terminates Messrs. Peoples or Whitwell without Cause, then pursuant to their employment agreements, the Company shall pay the executive for any accrued obligations and, subject to the executive’s execution and delivery of an unrevoked release of claims, (i) a lump sum cash payment in an amount equal to one (1) year of his base salary (in the amount in effect immediately prior to termination of employment) and the amount of his target bonus for the year of termination, and (ii) COBRA Payments.

If such termination of either Messrs. Peoples or Whitwell occurs without Cause or he resigns for Good Reason upon or within twenty-four (24) months of a “change in control” (as defined in the employment agreements), then the executive will, subject to his execution, delivery, and non-revocation of a release of claims (and subject to a potential reduction pursuant to the “golden parachute,” Code Section 280G (with the applicable federal rate in effect on the date of the employment agreements used to determine present value), provisions of the employment agreement that provide for reduction if such reduction results in a greater payment to the executive), be entitled to (i) a lump sum cash payment in an amount equal to two (2) times the sum of the executive’s annual base salary in effect immediately prior to termination of employment, and the amount of his target bonus for the year of termination and (ii) the COBRA Payments for eighteen (18) consecutive months.

49

COMPENSATION DISCUSSION & ANALYSIS

Further, pursuant to Messrs. Peoples and Whitwell’s award agreements, upon a change in control (as defined in the award agreements), all unvested awards of restricted stock, performance-based stock and options not forfeited will fully vest if upon or within twenty-four (24) months after a change in control he is terminated without Cause or terminates for Good Reason. If the executive resigns from employment with Good Reason, then the Company shall pay him for any accrued obligations and, if such resignation occurs upon or within twenty-four (24) months after a change in control, then he shall be entitled to the same change in control payments as described above.

As a part of their employment agreements, each of Messrs. Peoples and Whitwell agrees to an eighteen (18) month non-solicitation period post-employment, during which he will not attempt to hire any Company or Bank employee, or solicit any Company or Bank customer. Each executive also agrees to a twelve (12) month non-competition period post-employment, in which he shall not compete with the Company and the Bank.

All amounts and benefits under the employment agreements shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

Potential Payments Upon Termination or Change in Control

The following table presents the benefits that would be received by Mr. Peoples, our Senior Executive Vice President & Chief Banking Officer pursuant to his employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2016.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination With or Without Good Reason, Termination With Cause	—	—	—	—
Termination Without Cause	$831,250	—	$39,462	$870,712
Disability / Death	—	$629,881	—	629,881
Retirement	—	981,864	—	981,864
Change in Control:
Termination Without Cause or For Good Reason(2)	1,662,500	981,864	39,462	2,683,826

___________________

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $23.40 per share, which was the closing price of Sterling’s common stock on December 30, 2016.

(2)	Mr. Peoples would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.

The following table presents the benefits that would be received by Mr. Whitwell, our Senior Executive Vice President, Chief Operating Officer, pursuant to his employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2016.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination With or Without Good Reason, Termination With Cause	—	—	—	—
Termination Without Cause	$600,000	—	$43,743	$643,743
Disability / Death	—	$481,689	—	481,689
Retirement(2)	—	—	—	—

50

COMPENSATION DISCUSSION & ANALYSIS

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Change in Control:
Termination Without Cause or For Good Reason(3)	871,906(4)	664,378	43,743	1,580,027

___________________

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $23.40 per share, which was the closing price of Sterling’s common stock on December 30, 2016.

(2)	Mr. Whitwell is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.

(3)	Mr. Whitwell would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.

(4)	Reflects a reduction to avoid the application of the “golden parachute” excise tax pursuant to Section 4999 of the Internal Revenue Code.

Michael E. Finn

Employment Retention Letter Agreement Terms

During 2016, Mr. Finn’s employment arrangement with the Company was governed by that certain “at will” employment retention letter agreement by and among the Mr. Finn, the Company and the Bank. The retention letter agreement was entered into in December 2014 and became effective June 30, 2015 in connection with the HVB Merger. Mr. Finn’s employment arrangement will continue to be governed under his employment retention letter agreement until his employment agreement (as discussed below) takes effect on July 1, 2017.

Mr. Finn’s retention letter agreement provides for an annual base salary of $350,000, subject to annual review. His retention agreement also provides that he is eligible to participate in the STI Plan, with a target annual bonus opportunity of no less than 40% of his base salary. The actual amount of his annual bonus is to be decided by the Compensation Committee. Further, Mr. Finn is eligible to participate in any equity and/or other long-term compensation programs established by the Company from time to time for senior officers, again with such executive’s target annual equity award opportunity to be no less than 40% of his base salary. Additionally, following the effective date of the HVB Merger on June 30, 2015, Mr. Finn’s retention letter agreement provides that he will be granted a retention equity award, with an aggregate grant date fair market value of $200,000, which will vest in equal installments on each of the first three (3) anniversaries of the effective date of the HVB Merger.

Pursuant to his retention letter agreement, the Company will also honor the Change in Control Agreement between Mr. Finn and Legacy HVB, dated as of April 10, 2014, which will remain in effect in accordance with its terms through the second anniversary (2nd) of the effective date of the HVB Merger (June 30, 2017). The Change in Control Agreement provides that if Mr. Finn is terminated without Cause or resigns for Good Reason (each as defined in the Change in Control Agreement) within twenty-four (24) months following the occurrence of a change in control (e.g., the HVB Merger) he is entitled to: (i) any accrued obligations; (ii) a lump sum cash severance payment equal to two (2) times (x) the sum of his annual base salary as in effect immediately prior to termination of employment, and (y) the target amount of his annual incentive award; (iii) a pro-rated portion of his target annual incentive award for the year in which the termination occurs; (iv) his pro rata profit sharing contribution; and (v) continued participation for two (2) years following termination for Mr. Finn and his eligible dependents under the health care plans and life insurance plans that are sponsored by the Company (or a lump sum payment to Mr. Finn sufficient to defray the cost of alternative coverage if Mr. Finn and his dependents cannot continue participation on such plans).

In the event that, within twenty-four (24) months following a change in control, the Company terminates Mr. Finn for Cause, he resigns from employment without Good Reason, or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations. Further, in the event of termination for death or disability, Mr. Finn shall be entitled to (i) a cash severance equal to one (1) times his salary as of the date of termination due to death or disability; (ii) a pro rata amount of his annual incentive award; and (iii) full vesting of his restricted stock awards; provided, however, that pursuant to the terms of his performance stock awards, any equity based awards that have vesting, in whole or in part, contingent upon achieving certain performance goals shall be deemed to be fully achieved at target as of the date of Mr. Finn’s termination of employment with such

51

COMPENSATION DISCUSSION & ANALYSIS

vesting calculated on a pro rata basis. The pro rata portion will be determined by calculating the total number of awarded shares that would have been received if the executive’s employment had not terminated prior to the end of the performance period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment the executive completed after the award date, and the denominator of which is the number of full and partial months between the award date and the end of the performance period.

The Change in Control Agreement does not include excise tax gross-up provisions, but rather includes a clause which provides that, in the event that the total payments following a change in control would require the executive to pay an excise tax under Section 4999 of the Internal Revenue Code, as amended, then the total payments paid to the executive will be the greater of (i) a payment equal to the amount which would not result in the payment of an excise tax by the executive under Section 4999, and (ii) a payment equal to the greatest after tax amount payable to the executive after taking into account any excise tax imposed under Section 4999.

As a part of the retention letter agreement, Mr. Finn agrees, during the two (2) year period following the effective date of the HVB Merger, to a twelve (12) month non-solicitation period post-employment, during which he will not attempt to either induce to leave or hire any Company or Bank employee or independent contractor (until six (6) months after such individual’s relationship with the Company or Bank has ended), or solicit any Company or Bank customer or prospective customer to either cease or reduce its business with the Company or Bank (including within the six (6) months after such a relationship has ended).

All amounts and benefits under both the retention letter agreement and the Change in Control Agreement shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

Employment Agreement Terms

On November 10, 2016, we entered into an employment agreement with Mr. Finn that will replace his employment retention letter agreement and Change in Control Agreement (as discussed in the Section above), with a term commencing on July 1, 2017 and ending on December 31, 2018 (or, if a change in control occurs prior thereto, the second anniversary of the date of the change in control, if later). Mr. Finn’s agreement provides for an annual base salary of $350,000, subject to annual review and possible upward adjustment (such base salary shall not be reduced without the executive’s consent). The executive’s agreement also provides for a target annual bonus as determined by the Compensation Committee. Further, Mr. Finn is eligible to participate in any equity and/or other long-term compensation programs established by the Company for senior officers and all of the Company’s retirement, group life, health and disability insurance plans and any other employee benefit plans, including four (4) weeks of vacation each year.

Pursuant to the employment agreement for Mr. Finn, in the event that the Company terminates the executive for Cause, he resigns from employment without Good Reason, or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations (i.e., unpaid earned compensation, expense reimbursements and benefit entitlements). Termination of employment will not be deemed to be for Cause unless and until there has been delivered to Mr. Finn a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the members of the Board at a meeting called and held for such purposes (after reasonable notice is provided to him and he is given an opportunity, together with his counsel, to be heard before the Board).

If, however, the Company terminates Mr. Finn without Cause, then pursuant to his employment agreement, the Company shall pay the executive for any accrued obligations and, subject to his execution and delivery of an unrevoked release of claims, (i) a lump sum cash payment in an amount equal to one (1) year of his base salary (in the amount in effect immediately prior to termination of employment) and the amount of his target bonus for the year of termination, and (ii) COBRA Payments.

If such termination of either Mr. Finn occurs without Cause or he resigns for Good Reason upon or within twenty-four (24) months of a “change in control” (as defined in the employment agreement), then he will, subject to his execution, delivery, and non-revocation of a release of claims (and subject to a potential reduction pursuant to the “golden parachute,” Code Section 280G, provisions of the employment agreement that provide for reduction if such reduction results in a greater payment to the executive), be entitled to (i) a lump sum cash payment in an amount equal to two (2) times the sum of the executive’s annual base salary in effect immediately prior to termination of employment, and the amount of his target bonus for the year of termination and (ii) the COBRA Payments.

Further, pursuant to Mr. Finn’s award agreements, upon a change in control (as defined in the award agreements), all unvested awards of restricted stock, performance-based stock and options not forfeited will fully vest if upon or within twenty-four

52

COMPENSATION DISCUSSION & ANALYSIS

(24) months after a change in control he is terminated without Cause or terminates for Good Reason. If an executive resigns from employment with Good Reason, then the Company shall pay him for any accrued obligations and, if such resignation occurs upon or within twenty-four (24) months after a change in control, then he shall be entitled to the same change in control payments as described above.

As a part of his employment agreement, Mr. Finn agrees to an eighteen (18) month non-solicitation period post-employment, during which he will not attempt to hire any Company or Bank employee, or solicit any Company or Bank customer. Mr. Finn also agrees to a twelve (12) month non-competition period post-employment, in which he shall not compete with the Company and the Bank.

All amounts and benefits under the employment agreements shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

Potential Payments Upon Termination or Change in Control

The following table presents the benefits that would be received by Mr. Finn, our Executive Vice President and Chief Risk Officer, pursuant to Mr. Finn’s retention letter agreement and Change in Control Agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2016.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Change in Control:(2)
Termination Without Cause or For Good Reason	$1,180,450	$500,409	$156	$1,681,015
Termination With Cause or Without Good Reason	1,180,450	—	—	1,180,450
Disability / Death	507,500	389,751	—	897,251
Retirement(3)	—	—	—	—

___________________

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $23.40 per share, which was the closing price of Sterling’s common stock on December 30, 2016.

(2)	Mr. Finn would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.

(3)	Mr. Finn is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.

Director Compensation

General. The following discussion outlines the compensation that was earned by non-employee Directors during 2016. Directors who are employed by us do not receive additional compensation for their service on the Board.

The Company uses a combination of cash and stock to attract and retain qualified candidates to serve on the Board. Equity compensation provides the opportunity for Directors to earn more based on the Company’s total stockholder return and to align Directors’ interests with those of the Company’s stockholders. The Nominating and Corporate Governance Committee reviews Director compensation and benefits annually and makes recommendations to the Board. See the “2016 Director Compensation” table below.

2016 Board Compensation. Meridian performed an evaluation of the Company’s director compensation compared to peer data in December 2015. Based on such evaluation, the Company’s director compensation was found to be below market. Accordingly, the Nominating and Corporate Governance Committee recommended certain increases to the Board based on the Meridian evaluation, and the Board approved such increases effective January 1, 2016. For 2016, Directors of the Company received an annual retainer fee of $30,000, up from $24,000 in 2015. Directors also received a fee of $1,500 per Board meeting attended and $1,000 per committee meeting attended, both consistent with 2015. The chairman of each committee received an additional $7,500 per

53

COMPENSATION DISCUSSION & ANALYSIS

year, up from $5,000 in 2015 (with the exception of the Audit Committee Chairman who received $15,000 per year, up from $7,500 in 2015, and the Compensation Committee Chairman who received $10,000, up from $5,000 in 2015). Directors who are also employees of the Company are not eligible to receive any fees for their service as a director.

Stock Awards and Stock Option Grants. For service rendered during 2016, each non-employee Director of the Company (except for Messrs. Cappelli and Millman, whose compensation is governed by their services and covenant agreements with the Company) was granted a restricted stock award valued at $35,000, on December 30, 2016 (Mr. Deutsch opted instead to receive a $35,000 cash payment payable to Patriot, of which he is a Managing Partner).

Sterling National Bank Deferred Director Fee Plan. Effective January 1, 2016, the Company amended, restated and renamed the 2005 Deferred Director Fee Plan to the Sterling National Bank Deferred Director Fee Plan (the “Deferred Fee Plan”). Pursuant to the Deferred Fee Plan, non-employee Directors may elect to defer all or a portion of their Board fees earned during a calendar year. Currently, Directors Cahill, Ferrer, Kahn and Lazar participate in the Deferred Fee Plan. Each Director may express to the committee appointed to administer the Deferred Fee Plan a preference as to how the Director’s deferral account should be hypothetically invested among the investment options designated by the committee (which may include the Company’s common stock).

Under the terms of the Deferred Fee Plan, deferred amounts are credited to a bookkeeping account established in the name of each Director. Deferral accounts are generally paid to a Director in quarterly installments over five (5) years (unless the Director elects, in compliance with Internal Revenue Code Section 409A, payment in a lump sum or payment in installments over a different number of years) commencing as of the earliest of (a) the date elected by the Director, (b) the Director’s attaining age 75, or (c) the Director’s separation from service. In the event of the Director’s death, the Director’s deferral account is paid to the Director’s designated beneficiary in the same form as it would otherwise have been paid to the Director, commencing in the first calendar quarter after death. In the event of a change in control of the Company or the Bank, Directors’ deferral accounts are required to be paid to Directors in the form of a lump sum payment within 60 days after the change in control. A Director may request an early distribution from the Director’s deferral account on the account of hardship within the meaning of Internal Revenue Code Section 409A. Distributions are made in cash, except that to the extent that a Director’s deferral account is hypothetically invested in shares of Company common stock, in which case the distribution is made in the form of Company common stock (subject to the Director being eligible to elect distribution in cash after a change in control).

All obligations arising under the deferred compensation agreements are payable from the Company’s general assets; however, the Company may establish a rabbi trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements.

Consulting, Services and Covenant Agreements

James J. Landy Consulting Agreement

In connection with the HVB Merger, on June 30, 2015, the Company entered into a consulting agreement with Mr. Landy, pursuant to which Mr. Landy will provide general advisory services, as directed by the President and CEO, for a two (2)-year period following the completion of the HVB Merger. Mr. Landy shall be available to provide such services for up to thirty (30) hours per month. The consulting agreement provides for a payment by Sterling National Bank of $900,054 to Mr. Landy in full satisfaction of the Company’s, Legacy HVB’s, and their respective affiliates’ obligations under Mr. Landy’s then existing consulting agreement with Legacy HVB, and the payment of an annual consulting fee of $200,000 in equal monthly installments.

As a part of the consulting agreement, Mr. Landy has agreed to certain restrictive covenants, including as relates to (i) maintaining the confidentiality of certain materials, (ii) the non-solicitation of any Company employee, client, customer or prospective client or customer of the Company, for the duration of the term of the agreement and one (1) year thereafter, and (iii) non-competition with the Company, also for the duration of the term of the agreement and one (1) year thereafter.

The consulting agreement may be terminated early by either party, at any time and for any reason, by providing the other party with thirty (30) days’ advance written notice, except that if the Company terminates the consulting agreement for cause, such termination shall be effective immediately. Upon termination of the consulting agreement for any reason, the Company shall pay to Mr. Landy any earned but unpaid consulting fees for services rendered prior to such termination and shall reimburse Mr. Landy for

54

COMPENSATION DISCUSSION & ANALYSIS

any business expenses incurred prior to such termination and for which he would be entitled to reimbursement pursuant to the consulting agreement.

In addition, upon a termination of the consulting agreement by the Company without cause, Mr. Landy shall be entitled to a lump sum cash payment equal to the sum of the unpaid consulting fees for the period from the date of termination through the expiration of the then-current consulting period.

Services and Covenant Agreements with Louis J. Cappelli and John C. Millman

Additionally, in connection with the Provident Merger, Legacy Provident entered into services and covenant agreements with each of Messrs. Cappelli and Millman, each of which terminated as of the third (3rd) anniversary of the effective time of the Provident Merger, or on October 31, 2016.

The services and covenant agreements with Messrs. Cappelli and Millman provided for their service as, in the case of Mr. Cappelli, Chairman, and in the case of Mr. Millman, member, of the Boards of the Company and the Bank following the completion of the Provident Merger, as well as for general advisory services as requested by the CEO of the Company for an initial term of three (3) years, which expired on October 31, 2016. During the term of his services and covenant agreement, in accordance with its provisions, Mr. Cappelli remained the Chairman of the Board of both the Company and the Bank, and performed such duties consistent with the Company’s Bylaws, including (i) presiding at Board meetings, (ii) convening and conducting regular and special Board meetings, (iii) determining, after discussion with the CEO of the Company, the agenda for Board meetings and overseeing the information that is provided to the Board for meetings, (iv) presiding at the Annual Meeting of the Company and the Bank and the annual organization meetings, (v) recommending to the Nominating and Corporate Governance Committee all members for committees of the Board and each committee chairperson, (vi) providing counsel, individually and collectively, to other Board members, utilizing his capacities to secure optimum benefits for the Company and the Bank, (vii) acting as a liaison between the Board and the CEO, (viii) overseeing the orientation of new Directors, and (ix) attending committee meetings of the Board. During the term, both Messrs. Cappelli and Millman (i) provided general advisory services as requested by the CEO with respect to the business of the Company, including (A) maintaining and developing new relationships with customers and clients, (B) advising with respect to community relations issues and building new relationships in the Company’s market area, and (C) identifying new business opportunities, including potential acquisitions and other strategic opportunities; and (ii) would remain available to consult on specific projects for the Company with respect to its business and the Provident Merger integration, as may be reasonably requested by the CEO. Further, the Chairman also (i) continued to be available to attend and make speeches at team member, industry, customer and community events and (ii) provide support in dealing with bank regulatory issues. Also during the term, consistent with Section 2.10 of the Company’s Bylaws relating to the Chairman, the removal of the Chairman from the Board of the Company, or the failure to appoint or reelect the Chairman to the Board of the Company, and any determination not to nominate the Chairman as a Director of the Company, in each case, would require the affirmative vote of at least 75% of the full Board of the Company.

Also, under the services and covenant agreements, in full settlement of Legacy Provident’s, Legacy Sterling’s and their respective affiliates’ obligations under Messrs. Cappelli’s and Millman’s former employment agreements with Legacy Sterling, the Company paid Mr. Cappelli a lump sum payment of $5.0 million and paid Mr. Millman a lump sum payment of $3.6 million (in each case, less applicable employment and income tax withholdings) in connection with the Provident Merger closing. Messrs. Cappelli and Millman were also entitled to payment of their accrued benefit under the SERP in accordance with the terms of the SERP, and in accordance therewith, $32.5 million and $7.0 million were paid to Messrs. Cappelli and Millman, respectively, in connection with the Provident Merger closing for their accrued benefit under the SERP. They both also retain all rights and benefits in respect of any death benefits under their split-dollar life insurance agreements with Legacy Sterling in accordance with their respective terms and are entitled to benefits under the terms of employee health benefit plans of Legacy Sterling as of the date they ceased to be employees (other than separation or termination pay or benefits).

During the term of their agreements, Mr. Cappelli was paid an annual fee of $350,000, Mr. Millman was paid an annual fee of $200,000 (each payable in equal monthly installments), and each of them is provided an office, an office assistant and reasonable office support as needed. Each of them also was provided with health insurance benefits and club membership(s) and automobile perquisites in accordance with their employment agreements with Legacy Sterling (which included three club memberships and car and driver for Mr. Cappelli). Mr. Cappelli also received a grant of restricted stock units following the completion of the Provident Merger, which had an aggregate grant date value of $3.0 million. The restricted stock units vested and settled in equal annual installments on each of the first three (3) anniversaries of the grant date, subject to Mr. Cappelli’s continued service (except in the case of certain terminations) and subject to material compliance with certain restrictive covenants. Mr. Cappelli also is entitled to an

55

COMPENSATION DISCUSSION & ANALYSIS

income tax gross-up on up to $45,000 of imputed income per calendar year during the term of his agreement in respect of the split-dollar life insurance or mutual benefit exchange policies. Each of these annual fees, health insurance benefits, club and automobile perquisites, and life insurance premiums paid by the Company for the benefit of Messrs. Cappelli and Millman during the year are reflected below in the “2016 Director Compensation” table. The “2016 Director Compensation” table also includes the following for Mr. Cappelli: the amount of Mr. Cappelli’s tax gross-up for imputed income related to his split-dollar life insurance or medical benefit exchange policies for the year and an estimate of the costs of providing his office assistant for personal matters.

As a part of the services and covenant agreements, each of Messrs. Cappelli and Millman agreed to certain restrictive covenants, including as relates to (i) maintaining the confidentiality of certain materials, (ii) the non-solicitation of any Company employee or independent contractor, or client or customer of the Company, for the duration of the term of the agreement and three (3) years thereafter, and (iii) the non-competition with the Company also for the duration of the term of the agreement and three (3) years thereafter.

In addition to the foregoing, following the termination of the services and covenant agreement with Mr. Cappelli, on October 31, 2016, the Board approved the payment of director fees to Mr. Cappelli in an amount equal to two times (2x) that paid to other Board members in order to compensate Mr. Cappelli for services rendered by him as Chairman of the Board. This compensation was effective as of November 1, 2016 through April 30, 2017, as reflected in the table set forth below.

The following table sets forth compensation information with respect to our non-employee Directors during 2016.

2016 DIRECTOR COMPENSATION
Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)(1)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($) (f)
Robert Abrams	$52,375	$34,983	$—	$—	$ 87,358
John P. Cahill	57,625(2)	34,983	—	—	92,608
Louis J. Cappelli – Chairman(3)	—	—	—	572,294(4)	572,294
James F. Deutsch	57,750	—	—	35,000(5)	92,750
Navy E. Djonovic	54,750	34,983	—	—	89,733
Fernando Ferrer	64,250	34,983	—	—	99,233
William F. Helmer	44,250	34,983	—	—	79,233
Thomas G. Kahn	48,250	34,983	—	—	83,233
James. J. Landy	59,250	34,983	—	200,000(6)	294,233
Robert W. Lazar	56,750(7)	34,983	—	—	91,733
John C. Millman	7,500(8)	—	—	197,301(9)	204,801
Richard O’Toole	58,750	34,983	—	—	93,733
Burt Steinberg	72,250	34,983	—	—	107,233
Craig S. Thompson	53,750	34,983	—	—	88,733
William E. Whiston	45,250	34,983	—	—	80,233

___________________
(1)	Represents the value of restricted stock awards based on the Company’s closing stock price on December 30, 2016 of $23.40.

(2)	Amount includes the aggregate grant date fair value of the grant of phantom stock, exercisable upon settlement, pursuant to the terms of the Company’s Directors Deferred Compensation Plan.

(3)	Mr. Cappelli’s compensation for serving as Chairman of the Board effective November 1, 2016, is pursuant to his agreement with the Company, as described above under “Director Compensation.”

(4)	Amount includes compensation under Mr. Cappelli’s services and covenant agreement ($350,000) effective until October 31, 2016. Beginning November 1, 2016, Mr. Cappelli received fees of $130,000, prorated to $65,000 for his service as Chairman of

56

COMPENSATION DISCUSSION & ANALYSIS

the Board. The amount also includes the value of life insurance coverage provided for the benefit of Mr. Cappelli ($97,876) and the aggregate incremental cost to the Company of the following perquisites for the year: health insurance benefits ($4,607); annual dues for club memberships ($4,547); automobile lease and related expenses ($14,508); the cost associated with Mr. Cappelli’s use of a driver ($48,242); and office assistant services for personal matters ($45,847) computed as a proportion of the assistant’s compensation based on an estimate of personal use. Amount does not include any expense allocation for office space, which is at the Company’s business location and within its existing leased space at no incremental additional cost.

(5)	In lieu of receiving a restricted stock award valued at $35,000, Patriot (of which Mr. Deutsch is a Managing Partner) received a $35,000 cash payment.

(6)	Amount includes fees paid to Mr. Landy under his consulting agreement.

(7)	Amount includes the aggregate grant date fair value of the grant of phantom stock, exercisable upon settlement, pursuant to the terms of the Company’s Directors Deferred Compensation Plan.

(8)	Mr. Millman’s compensation for serving as a Director of the Board is pursuant to his services and covenant agreement with the Company, as described above under “Director Compensation” until termination of the agreement as of October 31, 2016. The compensation noted in the column are the fees received by Mr. Millman effective November 1, 2016 for serving as a Director of the Board.

(9)	Amount includes compensation under Mr. Millman’s services and covenant agreement ($200,000) until termination at October 31, 2016. Amount also includes the value of life insurance coverage provided for the benefit of Mr. Millman ($5,797) and the aggregate incremental cost to the Company of the following perquisites for the year: health insurance benefits ($12,773); and automobile lease and related expenses ($12,065). Mr. Millman had access to office space at the Company’s business location within its existing leased space and to an office assistant otherwise employed by the Company until the termination of the services and covenant agreement on October 31, 2016. Each of the items available to Mr. Millman were estimated by the Company to have no incremental additional cost for the year.

Director Outstanding Equity Awards and Options

The following table sets forth information concerning phantom stock exercisable for Company common stock for each non-employee Director outstanding at December 31, 2016, whether granted in 2016 or earlier. There were no unexercised options or unvested restricted stock units held by any non-employee Director outstanding at December 31, 2016, whether granted in 2016 or earlier.

Stock Awards
Name (a)	Number of Shares of Phantom Stock that have not been exercised (#) (b)
Robert Abrams	—
Louis J. Cappelli – Chairman	—
John P. Cahill	1,327(1)
James F. Deutsch	—
Navy E. Djonovic	—
Fernando Ferrer	—
William F. Helmer	—
Thomas G. Kahn	—
James. J. Landy	—
Robert W. Lazar	1,409(1)
John C. Millman	—
Richard O’Toole	—
Burt Steinberg	—
Craig S. Thompson	—

57

COMPENSATION DISCUSSION & ANALYSIS

Stock Awards
Name (a)	Number of Shares of Phantom Stock that have not been exercised (#) (b)
William E. Whiston	—

  ____________________

(1)	Grant of phantom stock exercisable immediately upon settlement, pursuant to the terms of the Company’s Directors Deferred Compensation Plan.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and Directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and Directors in compliance with federal banking regulations, including Regulation O. Federal regulations require that all loans or extensions of credit to executive officers and Directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and Directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and Directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or Director over any other employee.

Consistent with the Company’s Code of Ethics, proposed transactions with related persons must be disclosed to the Company. The Board must approve such transactions with Directors or executive officers to the extent required under the Code of Ethics. The Director or executive officer is required to disclose all non-privileged information the person has, and thereafter may not partake in any decision-making process. The Board evaluates the transaction, and may approve, reject, or set other conditions in its discretion. To qualify for approval, a transaction must be on the same terms, conditions, and collateral as would be reasonable if entered into with an unrelated third party. In the case of a proposed transaction with or related to a Director, the Board will also consider the effect, if any, the transaction would have on the independence of the Director.

A number of our Directors and officers and certain business organizations associated with them have been customers of our banking and other subsidiaries. During the year ended December 31, 2016, all extensions of credit to these persons, which were made only by the Bank, have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to Directors and executive officers and their related interests. Regulation O is made applicable to the bank by provisions of the Home Owners’ Loan Act and the regulations of the Office of Comptroller of the Currency. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of the Bank.

There have not been any transactions during the last year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our Directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the sections captioned “Executive Compensation —Potential Payments Upon Termination or Change in Control” and “Director Compensation.”

For identification of each Director determined to be independent, see “Proposal I – Election of Directors – Director Independence.”

Stockholder Proposals

Under applicable SEC rules, any stockholder who intends to present a proposal at the 2017 Annual Meeting and who wishes to have the proposal included in our proxy statement for that meeting must deliver the proposal to us at our executive offices, 400

58

OTHER MATTERS/HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS/MISCELLANEOUS

Rella Boulevard, Montebello, New York 10901, or such other address indicated in the Company’s filings, and such proposal must be received by the Company within one hundred twenty (120) calendar days before the date the Company distributed its proxy statement to stockholders for the previous year’s meeting. The Company distributed its 2017 proxy statement to stockholders on April 13, 2017, thereby requiring that any stockholder proposal be received by the Company by December 14, 2017 for next year’s proxy statement. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board, to be brought before an Annual Meeting. In order for a stockholder to properly bring business before an Annual Meeting, or to propose a nominee to the Board, the stockholder must deliver written notice to the Corporate Secretary of Sterling not less than ninety (90) days prior to the anniversary date of our proxy materials for the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include, among other information, the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder and the beneficial owner, if any, in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice for certain business, or nominations to the Board, to be brought before the next Annual Meeting must be given to us by January 13, 2018. If notice is received after January 13, 2018 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

OTHER MATTERS

This Proxy Statement and accompanying notice of meeting provide notice that the stockholders will be asked to vote on the election of the Company’s Director nominees, the Say-on-Pay proposal, the Say-on-Frequency proposal, and the ratification of the appointment of Crowe Horwath as the Company’s independent registered public accounting firm for the year ending December 31, 2017. In accordance with the Company’s Bylaws, no persons other than the Company’s nominees may be nominated for Director election or elected at the Annual Meeting and no business may be transacted at the meeting except as set forth above and such other matters as may be brought before the meeting by or at the direction of the Board or an authorized committee of the Board. If any matters should properly come before the Annual Meeting, it is intended that the Board, as holders of the proxies, will act as determined by a majority vote.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

For those stockholders who request paper delivery of the proxy materials, Sterling intends to deliver only one Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Investor Relations
Sterling Bancorp
400 Rella Boulevard
Montebello, New York 10901
Phone: 845.369.8040
Fax: 845.369.8066

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

59

OTHER MATTERS/HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS/MISCELLANEOUS

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Sterling. Sterling will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, Directors, officers and regular employees of Sterling may solicit proxies personally or by telephone without additional compensation.

A COPY OF STERLING’S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2016 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, 10901 OR BY CALLING 845.369.8040.

BY ORDER OF THE BOARD OF DIRECTORS

June Ann Byrnes Corporate Secretary Montebello, New York April 13, 2017

60

Annex A

ANNEX A

GAAP Reconciliation

As previously described, for the purposes of certifying the Company’s performance under the Company’s compensation plans, the Compensation Committee typically makes adjustments to the Company’s GAAP results to ensure that the participants are compensated for the Company’s organic financial performance. These adjustments include gains or losses on sales or purchases of businesses and investment securities, merger-related and restructuring charges and similar isolated or specific Board identified and approved performance items, on an after-tax basis. These adjustments are made so that participants are compensated for the Company’s organic performance and are neither penalized nor rewarded for one-time charges, unusual gains, or similar events.

In light of the Company’s performance, including progress on 2016 strategic actions (which included the repayment of high cost Federal Home Loan Bank advances, repayment of $23 million of Senior Notes, acquisition of NewStar asset-based lending business, successful divestiture of the mortgage banking originations business and trust business, and continued consolidation of our financial centers and other locations, as mentioned in the “Our Strategic Accomplishments” section above), for 2016 the Compensation Committee determined that an adjustment to the reported GAAP financial results to exclude net gains on sale of securities, net gain from sale of the trust division, merger-related expense and other certain charges, which totaled $8.2 million pre-tax for the twelve months ended December 31, 2016, was appropriate. This adjustment to the Company’s GAAP net income is set forth in the tables below (“Adjusted Net Income”).

The adjustments for 2016 impact the STI Plan’s performance metrics of EPS and ROATA. The Company derives each of these non-GAAP performance metrics from its Adjusted Net Income, which, as described above, is a non-GAAP financial measure, and accordingly, each of these adjusted financial measures is determined by methods other than in accordance with GAAP. See the below reconciliation of the Company’s non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Using Adjusted Net Income resulted in earnings per share of $1.11 and ROATA of 1.20%. Accordingly, the Compensation Committee scored the Corporate Component at 112% of target.

2016 Adjusted Net Income for Annual Incentive Award
Adjusted Net Income ($ in thousands)
2016 GAAP net income as reported:	$139,972
Adjustments:
Net (gain) on sale of securities	(7,522)
Net (gain) on sale of trust division	(2,255)
Merger-related expense	265
Charge for asset write-downs, banking systems conversion, retention and severance	4,485
Loss on extinguishment of borrowings	9,729
Amortization of non-compete agreements and acquired customer list intangibles	3,514
Total adjustments:	8,216
Income tax (benefit)	(2,670)
Total adjustments net of taxes / Compensation Committee approved adjustments	5,546
Adjusted net income	$145,518

A-1

Annex A

2016 Annual Incentive Award Performance Metrics

Performance Metric	GAAP Performance Metric	Performance Metric Calculated Using Adjusted Net Income
Earnings per share (1)	$1.07	$1.11
ROATA (2)	1.15%	1.20%

___________________

(1) Represents earnings per share calculated using weighted average diluted common shares.

(2) Represents the return on average tangible assets calculated using daily average total assets.

A-2

STERLING BANCORP STERLING BANCORP 400 RELLA BOULEVARD MONTEBELLO, NY 10901-4243 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/STL2017 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E24190-P91136 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. STERLING BANCORP For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of all current Directors for a one (1) year term until their successors are elected and qualified: Nominees: 01) John P. Cahill 02) James F. Deutsch 03) Navy E. Djonovic 04) Fernando Ferrer 05) Thomas G. Kahn 06) Jack Kopnisky 07) James J. Landy 08) Robert W. Lazar 09) Richard O’Toole 10) Burt Steinberg 11) William E. Whiston The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approval, by non-binding vote, of the compensation of the Named Executive Officers (Say-on-Pay); The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 3. Approval, by non-binding vote, on the frequency of the stockholder Say-on-Pay vote on executive compensation in the future; The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017; and 5. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E24191-P91136 STERLING BANCORP Annual Meeting of Stockholders May 23, 2017 11:00 AM This proxy is solicited by the Board of Directors The Stockholder hereby appoints each of Richard O’Toole and Jack L. Kopnisky, acting as the official proxy committee with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sterling Bancorp (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at www.virtualshareholdermeeting.com/STL2017, on May 23, 2017, at 11:00 a.m. Eastern Time, and at any adjournment thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 4 AND "1 YEAR” ON PROPOSAL 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1.1

STERLING BANCORP STERLING BANCORP 400 RELLA BOULEVARD MONTEBELLO, NY 10901-4243 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on May 19, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on May 19, 2017. Have your voting instruction card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E24192-P91136 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED. STERLING BANCORP The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of all current Directors for a one (1) year term until their successors are elected and qualified: Nominees: 01) John P. Cahill 02) James F. Deutsch 03) Navy E. Djonovic 04) Fernando Ferrer 05) Thomas G. Kahn 06) Jack Kopnisky 07) James J. Landy 08) Robert W. Lazar 09) Richard O’Toole 10) Burt Steinberg 11) William E. Whiston The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Approval, by non-binding vote, of the compensation of the Named Executive Officers (Say-on-Pay); The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 3. Approval, by non-binding vote, on the frequency of the stockholder Say-on-Pay vote on executive compensation in the future; The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017; and 5. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. PURSUANT TO THE TERMS OF THE STERLING NATIONAL BANK 401(k) AND PROFIT SHARING PLAN, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN. Please sign exactly as your name(s) appear(s) hereon. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E24193-P91136 STERLING BANCORP Annual Meeting of Stockholders May 23, 2017 11:00 AM This proxy is a voting instruction card solicited by the Board of Directors The undersigned hereby directs the Trustee of the Sterling National Bank 401(k) and Profit Sharing Plan ("401(k) Plan”) to vote all shares of common stock of Sterling Bancorp credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 23, 2017, at 11:00 a.m. Eastern Time and at any and all adjournments thereof as set forth on the reverse side hereof. Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the 401(k) Plan for which the Trustee has received timely instructions on each proposal specified on this voting instruction card based on the timely voting instructions it has received from participants, and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares), on each proposal specified on the voting instruction card in the same proportion as shares for which it has received timely voting instructions. Voting instructions for shares allocated to your 401(k) Plan account must be received by 5:00 p.m. Eastern Time on May 19, 2017. Your voting instruction is confidential. All voting instruction cards should be forwarded to Broadridge and should not be mailed to Sterling Bancorp. If Broadridge receives more than one voting instruction card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET. Continued and to be signed on reverse side V.1.1